UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[   ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))
[   ] Definitive Information Statement

ACQUIRED SALES CORP.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[  ] No fee required

[X]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined.):
2,175,564 common stock shares to be issued at a $0.10 per share market value equals $217,556 times one-fiftieth of one percent or .0002 totals $43.51)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid: $44

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

    (4) Dated Filed:

ACQUIRED SALES CORP.
31 N. Suffolk Lane, Lake Forest, Illinois 60045
Telephone: (847) 404-1964

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the stockholders of Acquired Sales Corp.:

This information statement is furnished to the stockholders of Acquired Sales Corp., a Nevada corporation (sometimes “Acquired Sales”, the “Corporation”, “Company”, “we”, “us” or “our”) in connection with the approval by our board of directors and holders of a majority of our common stock to do the following:

1.
Amend the Corporation's Articles of Incorporation with the Nevada Secretary of State to increase the Corporation’s authorized shares of common stock, from par value $0.001 per share to par value $0.001 per share, and from 50,000,000 shares to 100,000,000 shares.

2.
Execute a 1-for-20 reverse stock split of the shares of our common stock to take effect on a date not later than December 31, 2011 so that stockholders will receive one share of our common stock for each twenty shares now held.

3.	Change of the Corporation’s fiscal year from September 30 to a December 31 year end.

4.
Approve the acquisition of Cogility Software Corporation, a Delaware corporation (“Cogility”), through a to be formed wholly-owned subsidiary of the Corporation via a "reverse merger" pursuant to which Cogility would be merged with and into a wholly-owned single purpose merger subsidiary of the Corporation, with Cogility being the survivor of the Merger and a wholly-owned subsidiary of the Corporation.

5.	Approve a post acquisition option plan for the officers, directors and employees of the Corporation.

6.
Elect Gerard M. Jacobs, Joshua A. Bloom, M.D., Roger S. Greene, James S. Jacobs, M.D., Michael D. McCaffrey, Richard E. Morrissy, and Vincent J. Mesolella to our board of directors to serve for a period of one year or until their successors are duly elected and qualified and in connection with the same, ratify the Board of Directors intention to amend, pursuant to Article 8.06, the Corporation's By-Laws to increase the size of the Corporation's Board of Directors from seven to ten, and to appoint Matthew Ghourdjian, and two additional persons designated by Matthew Ghourdjian and acceptable to the Corporation's Chairman and Chief Executive Officer, as new members of the Corporation's Board of Directors to fill the three vacancies on the Corporation's Board of Directors.

The foregoing changes will be implemented simultaneously and, where applicable, in one amendment to our Articles of Incorporation.  Stockholders of record at the close of business on November 23, 2010 (the “Record Date”) are entitled to notice of this stockholder action by written consent.  Stockholders representing a majority of our issued and outstanding shares of common stock have already consented to the action to be taken by written consent to be effective as of 20 days after the mailing  of this information statement and after the requisite filings are made with the State of Nevada.

ACQUIRED SALES IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not send us one.

Only stockholders of record at the close of business on November 23, 2010 (the “Record Date”) shall be given a copy of the Information Statement.  The date on which this Information Statement will be sent to stockholders will be on or about [February ___, 2011.]

The accompanying information statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors

/s/ Gerard M. Jacobs
Chief Executive Officer
February ___, 2011

This information statement is being furnished to all holders of the common stock of Acquired Sales in connection with the proposed action by Written Consent to authorize the board of directors to carry out the process to facilitate the reorganization of the  Company in connection with the acquisition of Cogility.

ITEM 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Acquired Sales, in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Acquired Sales. The Board of Directors, as approved by the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Acquired Sales as of the Record Date, provides public notice of the approval and authorization to carry out activities in connection with (i) amending the Corporation's Articles of Incorporation with the Nevada Secretary of State to increase the Corporation’s authorized shares of common stock from 50,000,000 shares to 100,000,000 shares (the “Capitalization Increase”) and change the par value to $0.001 per share; (ii) effectuating a 1-for-20 reverse stock split of the shares of our common stock to take effect on a date not later than December 31, 2011 so that stockholders will receive one share of our common stock for each twenty shares now held (the “Reverse Split”); (iii) changing the Corporation’s fiscal year from September 30 to a December 31 year end; (iv) acquisition of Cogility Software Corporation, a Delaware corporation, through a to be formed wholly-owned subsidiary of the Corporation via a "reverse merger" pursuant to which Cogility would be merged with and into a wholly-owned single purpose merger subsidiary of the Corporation, with Cogility being the survivor of the Merger and a wholly-owned subsidiary of the Corporation; (v) effectuating a post acquisition option plan for the officers, directors and employees of the Corporation; and, (vi) re-electing the Corporation’s board of directors  (collectively, the “Corporate Actions”).

The capitalization increase will be effectuated pursuant to Certificate of Amendment (the “Amendment”) to our Articles of Incorporation in the form as annexed hereto as Appendix A.

The Company will pay all costs associated with the distribution of the definitive Information Statement.

The Board of Directors of the Company (the “Board”), and a majority of the Company's stockholders at the Board’s recommendation, have already approved of the Corporate Actions described above by written consent in lieu of meeting pursuant to Chapter 78 of the Nevada Revised Statutes of the State of Nevada (the “NRS”). Therefore, we are not seeking approval for the Amendment or any related capitalization change, or other Corporate Actions from any of the Company's remaining stockholders, and the Company's remaining stockholders will not be given an opportunity to vote on the Amendment or Corporate Actions.  All necessary Board approvals have been obtained as of November 17, 2010 with all stockholder approvals effective as of November 23, 2010, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company's stockholders of the Amendment as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nevada law.

Date, Time And Place Information

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the Capitalization Increase and Reverse Split cannot be effectuated until 20 days after the date that a Definitive Information Statement is sent to the Company's stockholders.  This Preliminary Information Statement was filed with the Securities and Exchange Commission on January 28, 2011.  It is anticipated that a Definitive Information Statement will be mailed ten days thereafter, on or about February 7, 2011 (the “Mailing Date”) to the stockholders of the Company as of the close of business on November 23, 2010 (the “Record Date”).  The Company expects to file the Amendment so as to effectuate both the Capitalization Increase and

Reverse Split with the Nevada Secretary of State, approximately 20 days after the Mailing Date.  The effective date of the Amendment and related Capitalization and Reverse Split therefore, is expected to be on or after [February ___, 2011].

Dissenter’s Right of Appraisal

Pursuant to the NRS, our stockholders are not entitled to dissenters' rights of appraisal with respect to the Capitalization Increase or Reverse Split as effectuated by the Amendment and the Company will not independently provide shareholders with any such right.

Voting Securities and Principal Holders Thereof

Common Stock

There will be no changes to any of the rights or privileges associated with our Common Stock.  The following summarizes the rights of holders of our Common Stock before and after the filing of the Amendment relating to the capitalization change:

●	Each holder of shares of Common Stock is entitled to one vote per share on all matters to be voted on by our stockholders generally, including the election of directors;

●	There are no cumulative voting rights;

●
The holders of our Common stock are entitled to dividends and other distributions as may be declared from time to time by the Board out of funds legally available for that purpose, if any, subject to any dividend rights of the preferred stock, if any;

●
Upon our liquidation, dissolution or winding up, the holders of shares of Common Stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction  of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

●	The holders of Common Stock have no preemptive or other subscription rights to purchase shares of our stock, and are not entitled to the benefits of any redemption or sinking fund provisions.

Dividends

We have not declared or paid cash dividends or made distributions in the past, and we do not anticipate paying cash dividends or making distributions in the foreseeable future.  We currently intend to retain and reinvest future earnings, if any, in order to finance our operations.

Outstanding Shares And Voting Rights

Currently, our only class of securities entitled to vote on the matters to be acted upon is common stock, of which the total amount presently outstanding is 5,832,482 shares, each share being entitled to one vote.  The record date for determination of the security holders entitled to vote or give consent is November 23, 2010.  The consent of the holders of a majority of the shares entitled to vote upon the matter is required for approval of the actions.  The board of directors and Stockholders owning 3,591,206 which constitute a majority of 61.5% of the outstanding voting securities of Acquired Sales Corp. have unanimously adopted, ratified and approved resolutions to effect the actions listed above.  No other votes are required or necessary.  We anticipate effecting the reverse split, acquisition and all other actions set out herein within two months of the date that this information statement is filed.

Our Board adopted resolutions approving and authorizing the Amendment containing both the Capitalization Increase and related Reverse Split by unanimous written consent in lieu of a meeting and selected and fixed November 23, 2010 as the Record Date for determining the stockholders entitled to give written consent and/or to receive this Information Statement.  Effective as of November 23, 2010, a majority of the stockholders of the Company took action by written consent and approved an amendment to the Company’s Articles of Incorporation with respect to the Reverse Split and Amendment.

As of the Record Date, the Company has authorized capital stock of 60,000,000 shares, of which 50,000,000 are shares of Common Stock and 10,000,000 are shares of preferred stock with 5,832,482 of Common Stock and no shares of preferred stock are outstanding on such date.

The following 11 shareholders, being beneficial owners of an aggregate of 3,591,206 shares of Common Stock constituting approximately 61.5% of  our 5,832,482  shares of outstanding authorized Common Stock,  voted in favor of the Amendment effecting the Reverse Split, Capitalization Increase and other Corporate Actions described above:

Name	Number of Shares
Leonard Dee Hall	600,000
Janet Brandler Custodian Christian Brandler	162,354
Kevin L. Cannon	200,000
Jennifer Christensen	200,000
Dan Carter	262,355
Jason Carter	200,000
Brian Williams	200,000
Kathy Carter	200,000
Ardeth Celano	200,000
Kiel Christensen	200,000
Roberti Jacobs Family Trust u/a/d 11-11-99 (1)	1,166,497
Total	3,591,206

(1) The Roberti Jacobs Family Trust irrevocably conveyed all of its voting power to Gerard M. Jacobs pursuant to a 2007 shareholder agreement, Mr. Jacobs is one of the grantors of the trust corpus, Mr. Jacobs’ mother in law Joan B. Roberti is the trustee, and Mr. Jacobs’ children are the beneficiaries. The trust is irrevocable.

 Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Pursuant to Chapter 78 of the NRS, the approval of a majority of the Company's voting power is required in order to effectuate the Amendment and Corporate Actions.  Chapter 78 of the NRS eliminates the need to hold a special meeting of the Company's stockholders to approve the Corporate Actions, including the Amendment and related capitalization change by providing that, unless the Company's Articles of Incorporation or Bylaws state otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the Company's voting power in favor of such action.  Neither the Articles of Incorporation nor the Bylaws of the Company state otherwise and a majority of the Corporation’s common stock have voted in favor of the Amendment and other Corporate Actions.

The Amendment would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

Directors and Executive Officers

Our articles of incorporation and bylaws authorize a board of directors comprised of a number of not less than one.  Our stockholders have re-elected the entire board of directors.

Set forth below for each person who has been elected director, based on information supplied by him, are his name, age as of the date of the Information Statement, any presently held positions with us, his principal occupation now and for the past five years, other directorships in public companies and his tenure of service with us as a director.  Each shall hold office until their successors are elected and qualify. The information has been provided by the nominees without independent verification by our management.

Nominees For Election As Directors

Name	Age	Position

Gerard M. Jacobs	55	Chairman, chief executive officer, president, secretary, treasurer

Joshua A. Bloom, M.D.	54	Director

Roger S. Greene	55	Director

James S. Jacobs, MD	57	Director

Michael D. McCaffrey	64	Director

Richard E. Morrissy	56	Director

Vincent J. Mesolella	61	Director

Matthew Ghourdjian	55	Intended Director

Gerard M. Jacobs, , age 55, has served as chairman of our board of directors, chief executive officer, president, secretary, treasurer since July 2007. Mr. Jacobs has been a private investor since 2006. In 2001, Gerard M. Jacobs took control of CGI Holding Corporation, and served as its CEO and member of its board of directors until 2006. Under Gerard M. Jacobs' guidance, CGI Holding Corporation changed its name to Think Partnership Inc., made 15 acquisitions primarily of businesses involved in online marketing and advertising, and succeeded in having its common stock listed on the American Stock Exchange. The company is now known as Inuvo Inc. (NYSE:AMEX: INUV). Previously, in 1995, Mr. Jacobs took control of General Parametrics Corporation, and served as its CEO and member of its board of directors until 1999. Under Mr. Jacobs' guidance, General Parametrics changed its name to Metal Management Inc., made 37 acquisitions primarily of businesses involved in scrap metal recycling, and succeeded in building one of the largest scrap metal recycling companies in the world. The company is now part of Sims Metal Management Ltd. (NYSE: SMS). Mr. Jacobs is currently a director of Patient Home Monitoring Corp. (TSXV: PHM). Gerard M. Jacobs received a law degree from the University of Chicago Law School, which he attended as a Weymouth Kirkland Law Scholar, in 1978; and an A.B from Harvard College, in 1976, where he was elected to Phi Beta Kappa. Gerard M. Jacobs’ brother James S. Jacobs, M.D. is also a member of our board of directors.

Joshua A. Bloom, M.D., age 54, has been a member of our board of directors since July 2007. He has been a practicing physician in Kenosha Wisconsin since completion of his training in 1988. He is board Certified in Internal Medicine, Pulmonary Diseases and in Critical Care Medicine. He has been employed by United Hospital System (formerly known as Kenosha Hospital and Medical Center) in the Clinical Practice Division from 1995 to present. He had been in private practice at the same address from 1988 to 1995. Dr. Bloom has served on the board of directors of Kenosha Health Services Corporation since 1993 and the board of Hospice Alliance, Inc since 1994 and Medical Director there since 1998. He has also served on the board of the Beth Israel Sinai Congregation since 1998 where he served as the President from 2004 until 2010. Dr. Bloom received a medical degree from the University of Illinois in 1982 and completed his residency in internal medicine in 1985 and fellowship in Respiratory & Critical Care Medicine in 1988; both at the University of Illinois. He received an MS in Organic Chemistry from the University of Chicago in 1978 and a BS in Chemistry from Yale College in 1977.

Roger S. Greene, age 55, has been a member of our board of directors since July 2007. He is the Managing Director and co-founder of Stanmore Capital Partners, LLC, a merchant banking firm that focuses upon the acquisition of small cash flow positive private companies, primarily in the health care services business. He is also owner and CEO of Marquette Advisors, Inc., a firm that provides consulting in the same areas. Projects have included a roll up of sleep diagnostic centers, acquisitions of companies in the blood plasma collection business and specialty medical education field. Mr. Greene is currently a director of Patient Home Monitoring Corp. (TSXV: PHM). Previously, he has worked with Brazos Fund and Lone Star Fund as general counsel. For Lone Star, Mr. Greene was responsible for negotiation and structuring of asset acquisitions from foreign entities. Prior to that time, he also worked on resolution and management of the assets of American Savings and Loan Association after the acquisition of American Savings Bank by the Robert M. Bass Group. Mr. Greene has also acted as a principal in real estate and operating company acquisitions. Mr. Greene resides in California.

James S. Jacobs, M.D., age 57, has been a member of our board of directors since July 2007. He is a Physician in the Department of Radiation Oncology, at St. Joseph Hospital in Denver, Colorado. He was previously the Resident Physician in Radiation Oncology at Rush Medical Center in Chicago, Illinois. Dr. Jacobs did an internal medicine internship and residency at the University of Colorado Medical Center in Denver, Colorado. Dr. Jacobs received a BA in Neuroscience from Amherst College in Amherst, Massachusetts in 1976.

Michael D. McCaffrey, age 64, has been a member of our board of directors since July 2007. He is an attorney practicing in Irvine, California and specializing in commercial and business litigation. Mr. McCaffrey has tried more than 100 jury and non-jury trials, representing numerous large companies, institutional lenders, real estate developers, contractors and various public and private corporations, partnerships and sole proprietorships. He has had sole or primary responsibility for defense and prosecution of significant matters including real property secured transactions; real estate syndication/fraud; partnership disputes/accounting/dissolution actions; corporate control; insurance (policyholders’ interests and insurers’ interests); employment litigation; prosecution, defense and expert witness on professional liability claims involving attorneys and accountants; construction, including prosecution and defense of major defect cases; and various business tort cases. Mr. McCaffrey received his Juris Doctor in 1974 from the University of Denver College of Law where he was a member of the University of Denver Law Review (qualified by class rank, top 5%) and received a B.S. in Engineering from UCLA in 1968.

Richard E. Morrissy, age 56, has been a member of our board of directors since July 2007. He is the Senior Research Specialist and project coordinator in the Pharmaceutical Sciences, School of Pharmacy, University of Illinois at Chicago. His duties include serving as project coordinator on four clinical trial research projects funded by the National Institutes of Health’s National Cancer Institute. The School of Pharmacy projects have involved multiple research projects utilizing Lycopene in restoring DNA damage in men’s prostates. The project at UIC’s internationally acclaimed Occupational Therapy School involved the setup and running of focus groups with impaired individuals to create a movement and activity computer survey for the World Health Organization. During his tenure, Mr. Morrissy has managed clinical research trials including the submission of institutional review board documents and grant proposals, recruitment of subjects and data management and storage. He has also designed and led focus groups, designed and critiqued research surveys, edited manuscripts and scientific journals. He received a B.A. in History from Western Illinois University in 1976.

Vincent J. Mesolella, age 61, has been a member of our board of directors since October 2009. He has served for the last fifteen years as the Chairman of the Narragansett Bay Commission, Providence, Rhode Island, one of the largest wastewater treatment utilities in the U.S. Mr. Mesolella also served for over twenty years as a member of the Rhode Island House of Representatives, including serving as the Majority Whip. Mr. Mesolella is the founder and Chief Executive Officer of REI, Inc., a diversified real estate investment firm. Mr. Mesolella has served on the board of directors of Think Partnership Inc., an American Stock Exchange company. Mr. Mesolella has raised a great deal of money for charities including the Make-A-Wish Foundation. Mr. Mesolella resides in Rhode Island.

Anticipated Subsequent Board Appointment As Directors

Matthew Ghourdjian, age 55, chief executive officer of Cogility Software Corporation, founded Cogility, then called Ceira Software, Inc., in 2002.  Previously, Matthew Ghourdjian was a founder of CoderCard, Digital Convergence, and Ceira Technologies Inc. Matthew Ghourdjian is a former partner at KPMG Consulting and Arthur Andersen.

Mr. Ghourdjian is intended to be involved with our board of directors in the selection of two additional board appointees.

Compensation of Directors and Officers

For information as to compensation of directors and officers, please refer to our Form 10-K Annual Report for the twelve month period ended September 30, 2010.

Compensation Plans

Our board of directors adopted resolutions and a majority of our stockholders have approved the creation of a stock option plan covering some of the options to be issued in connection with the acquisition of Cogility.

Reasons for the option plan

The option plan is being implemented in connection with the acquisition of Cogility and to is to secure for the Corporation and its shareholders the benefits of incentives that are inherent in share ownership by the directors, officers, employees of, or consultants to, the Corporation or its subsidiaries, or to employees of management companies providing services to the Corporation. In the judgment of the Corporation’s Board of Directors, these persons are largely responsible for the Corporation’s future growth and success. The granting of incentive stock options is intended to align the interests of these persons with that of the Corporation.

[New Plan Benefits table follows on next page]

NEW PLAN BENEFITS Plan Name
Name and Position	Dollar Value ($) (1)	Number of Units (2)
Gerard M. Jacobs , CEO /Chairman	2,153,396	1,076,698(3)
Gerard M. Jacobs , CEO /Chairman	200,000	100,000(4)
Vincent J. Mesolella, Director	50,000	25,000(4)
Vincent J. Mesolella, Director	10,000	5,000(3)
Roger S. Greene, Director	50,000	25,000(4)
Roger S. Greene, Director	10,000	5,000(3)
Richard E. Morrissy, Director	10,000	5,000(3)
Joshua A. Bloom, Director	10,000	5,000(3)
Michael D. McCaffrey, Director	10,000	5,000(3)
Existing Cogility option holders	994,340	497,170(5)
New Cogility options	3,000,000	1,500,000(6)
Executive Group	2,353,396	1,176,698
Non-Executive Director Group	150,000	75,000
Non-Executive Officer Employee Group	496,604	248,302(7)

(1)
Dollar Value is assumed to be $2.00 (based on the last reported $0.10 stock ask price as of January 27, 2011 times 20 to reflect the proposed 1-for-20 reverse split) and does not consider the exercise price.

(2)	Number of units and exercise prices reflect post reverse 1-for-20 reserve split numbers.
(3)	These options are exercisable at $2.00 per share.
(4)	These options are exercisable at par value, $0.001 per share.
(5)	These options are exercisable at between $1.06 and $5.00 per share.
(6)	These options are exercisable at $5.00 per share.
(7)	Additional options may be issued to existing and new Cogility employees, consultants and potentially directors and officers in to be determined amounts.

Modification or Exchange of Securities

Reverse Stock Split

Our board of directors adopted resolutions and a majority of our stockholders approved such resolutions providing for a recapitalization pursuant to which the issued and outstanding shares of our common stock are to be reverse split, or consolidated, on a 1-for-20 basis, so that stockholders will own one share of common stock for each 20 shares of common stock now held by the stockholder.  The reverse split shall be effected on a date not later than December 31, 2011.  No fractional shares will be issued in connection with such recapitalization and fractional shares will be rounded down to the nearest whole number.  Under the recapitalization, the 5,832,482 issued and outstanding shares of our common stock will be reverse split resulting in 291,624 shares of common stock being issued and outstanding after the recapitalization.

Reasons For The Reverse Split

Our management believes that the reverse split is in the best interest of the company by reducing the perceived depressive effect of a large number of shares may have on the public market for our common stock.  In addition, the reverse split, along with increasing our authorized shares of common stock to

100,000,000 will make available a substantial number of additional authorized, but unissued shares of common stock which will provide increased flexibility in structuring possible future financing, in taking advantage of future business opportunities such as acquisitions, and in meeting corporate needs as they arise, all without the delay and expense of calling a meeting of our stockholders to authorize an increase in authorized capital.

Furthermore, it is ultimately our goal to have our securities listed on the NASDAQ or on a national stock exchange.  Our management believes that such listings can more readily be accomplished with a higher stock price and, since the reverse split will reduce the number of outstanding shares of our common stock, it should have the effect of increasing the price of our common stock in the over-the-counter-market.

The rights of existing stockholders will not be altered and no stockholder will be eliminated as a result of the reverse split.  Fractional shares will not be issued and will be rounded down to the nearest whole share, not to be reduced below one share.  It is possible that stockholders holding less than 100 shares of our common stock may have larger commissions charged to sell such shares and may even result in a larger commission than the value of the shares being sold.

Certificate Transfer

In order to effectuate the reverse split, each stockholder will be entitled to submit his or her old stock certificate (any certificate issued prior to the effective date of the reverse split), to our transfer agent, Colonial Stock Transfer Co., Inc., 66 Exchange Place, Salt Lake City, Utah 84111, and be issued in exchange therefore, one new certificate representing one share for each twenty shares reflected in the old certificates, rounded down to the nearest share.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.  However, because holders of our Common Stock have no preemptive rights to purchase or subscribe for any unissued stock, the issuance of additional shares will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock.

Financial and Other Information

Management's Discussion and Analysis of Financial Condition and Results of Operations of Cogility.

As used in this section entitled “Financial and Other Information”, references to the “Company,” “Cogility,” “we,” “our” or “us” refer to Cogility Software Corporation, unless the context otherwise indicates.

At September 30, 2010, Cogility’s current liabilities exceeded our current assets by $646,861 and Cogility had a capital deficiency of $552,796; accordingly, Cogility was insolvent at September 30, 2010. The Company completed its last government contractual arrangement in September of 2010 and since that time has not generated any significant new revenue. Cogility’s lack of revenue subsequent to September 30, 2010 has caused it to continue to be insolvent. Cogility currently has operating liabilities that it cannot pay and without an infusion of cash it is unlikely that the Company will be able to continue as a going concern. There can be no assurance whatsoever that Cogility will be able to overcome its current financial problems, and bankruptcy is a distinct possibility unless additional capital is raised promptly.

This Management’s Discussion and Analysis or Plan of Operations (“MD&A”) section discusses our results of operations, liquidity and financial condition, contractual relationships and certain factors that may affect our future results. You should read this MD&A in conjunction with our financial statements and accompanying notes included for Cogility Software Corporation.

Forward-Looking Statements

This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors discussed elsewhere in this report, including the “Risk Factors” included herein.

Certain information included herein contains statements that may be considered forward-looking statements, such as statements relating to our anticipated revenues and operating results, future performance and operations, plans for future expansion, capital spending, sources of liquidity and financing sources. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made herein. These risks and uncertainties include the “Risk Factors” included herein,  such as those relating to our present condition of insolvency with risk of bankruptcy, failure of our marketing and sales activities to obtain new paying contracts, vigorous competition in the software industry, dependence on existing management, leverage and debt that cannot be served at current income levels, budgetary constraints affecting the U.S. defense and intelligence communities, negative domestic and global economic conditions, and other Risk Factors.

Overview

Cogility Software Corporation is incorporated under the laws of the State of Delaware. Cogility has developed software technology that is solving mission-critical problems facing the US defense and intelligence communities and many corporations today: how to quickly access and analyze the avalanche of data being generated by disparate sources and stored in many different databases. Cogility provides Model Driven Complex Event Processing software technology for the U.S. defense and intelligence communities and private sector corporations with complex information management requirements. Cogility's website can be reviewed at www.cogility.com.

Cogility’s software technology is so uniquely capable, that during the past two years -- without any advertising or promotional campaigns -- Cogility has gained significant traction within the U.S. defense and intelligence communities, as evidenced by its most recent contract with the Joint IED Defeat Organization (JIEDDO), which leads U.S. Department of Defense actions to rapidly provide Counter Improvised Explosive Device capabilities to U.S. troops.

Notwithstanding such capabilities and such traction, Cogility’s lack of revenue subsequent to September 30, 2010 has caused it to continue to be insolvent. Cogility currently has operating liabilities that it cannot pay and without an infusion of cash it is unlikely that the Company will be able to continue as a going concern. There can be no assurance whatsoever that Cogility will be able to overcome its current financial problems, and bankruptcy is a distinct possibility unless additional capital is raised promptly.

Liquidity and Capital Resources

Cogility borrowed $200,000 from the Roberti Jacobs Family Trust u/a/d 11-11-99, an entity related to Gerard M. Jacobs, an officer of the Corporation. The note bears interest at 5% per annum and is due December 31, 2013. Current liabilities at September 30, 2010 included $652,666 of accounts payable, $134,029 of accrued liabilities and $363,070 of notes payable. Included in notes payable at September 30, 2010 was a note payable in the amount of $318,000 that the Company borrowed from Minh Le, an individual. The note bears interest at 5.75% per annum and is due October 15, 2012. The Company also owed $45,070 on non-interest bearing notes payable to CashCall, a finance company that are due upon demand. Subsequent to September 30, 2010, the Company borrowed an additional $60,000 from the finance company under the same terms and conditions.

Shareholders’ deficit decreased from $1,766,701 at December 31, 2009 to $552,796 at September 30, 2010. The decrease was primarily due to the Company earning $1,127,202 of net income during the nine month period. The decrease in shareholders’ deficit was accompanied by a decrease in net liabilities in excess of assets by $1,213,905 during the nine months ended September 30, 2010. Net liabilities in excess of assets have increased subsequent to September 30, 2010 and will likely increase in the near future.

Comparison of September 30, 2010 and 2009

The Company was profitable for the nine months ended September 30, 2010 manly due to the reversal of the $1,815,300 liability, Billings in excess of costs on uncompleted contracts during that period. As a result, the Company did not generate cash, but instead, used cash in its operating activities during the nine months ended September 30, 2010.  Billings on contracts were collected throughout the contract terms; however, gross profit was not recognized until such time that the contracts were completed. During the nine months ended September 30, 2010, the Company also used $332,452 of cash to decrease accounts payable. As a result of these and other changes in current assets and liabilities, the Company used $200,144 of cash in its operating activities during the nine months ended September 30, 2010, as compared to $155,979 of cash used in operating activities during that same period ended September 30, 2009.

During the nine months ended September 30, 2010, the Company advanced and loaned $72,006 to employees and purchased $38,494 of property and equipment, which resulted in the Company using $110,500 of cash in investing activities. This is compared to $88,907 of cash used in investing activities during the nine months ended September 30, 2009.

During the nine months ended September 30, 2010, the Company made $433,445 of principal payments on notes payable to related parties and made $107,285 of principal payments in notes payable, which resulted in the Company using $540,730 of cash in its financing activities. This is compared to $186,302 of cash used in financing activities during the nine months ended September 30, 2009.

During the nine months ended September 30, 2010, cash decreased by $851,374 leaving the Company with $29,634 in cash at September 30, 2010. This is compared to a $431,188 decrease in cash during the nine months ended September 30, 2009.

Although the Company realized net income for the nine months ended September 30, 2010, there can be no assurance whatsoever that the Company will not suffer losses in the future. While the Company is currently pursuing new contracts from both the U.S. defense and intelligence communities and from commercial customers, there can be no assurance whatsoever that such effort will be successful or will result in revenues to Cogility on any particular timetable or in any particular amounts. The Company has a history of losses as evidenced by the accumulated deficit at September 30, 2010 of $3,507,764.

Comparison of December 31, 2009 and 2008

At December 31, 2009, the Company had current liabilities in excess of current assets of $1,852,663, an accumulated deficit of $(4,634,966) and a shareholders’ deficit of $(1,766,701). At December 31, 2008, the Company had current liabilities in excess of current assets of $1,170,493, an accumulated deficit of $3,865,634 and a shareholders’ deficit of $(1,126,675).

At December 31, 2009, the Company had $881,008 of cash and $505,299 of accounts receivable as a source of cash to pay $371,279 of trade accounts payable, $121,164 of accrued liabilities and $935,959 of notes payable. Therefore liabilities that would require cash payments exceeded cash and accounts receivable by $42,395 at December 31, 2009.

During the year ended December 31, 2009, accounts receivable increased $460,000 compared to a decrease of $227,211 during the year ended December 31, 2008. During 2009, accounts payable increased $249,709 compared to a decrease of $128,603 during 2008 and billings in excess of costs on uncompleted contracts increased $1,182,148 during 2009 and increased $633,152 during 2008. The net cash provided by these changes in current assets and liabilities, along with noncash expenses from services contributed by a shareholder of $112,500 and $200,000 during the years ended December 31, 2009 and 2008, respectively, and expenses paid by an increase in notes payable to a related party of $51,375 and $1,020,792 during the years ended December 31, 2009 and 2008, respectively, offset losses during the years ended December 31, 2009 and 2008 of $(769,332) and $(1,417,664), respectively, to generate cash from operating activities of $552,971 and $514,635 during the years ended December 31, 2009 and 2008, respectively.

During the year ended December 31, 2009 the Company used cash in investing activities of $113,108 primarily from $38,291 advanced and loaned to employees and from purchases of property and equipment of $67,267. During the year ended December 31, 2008, the Company used $51,051 in investing activities.

During the year ended December 31, 2009 the Company received $425,285 of proceeds from borrowing under notes payable, $75,000 of proceeds from borrowing under notes payable to a related party, paid $25,000 in redemption of common stock and paid principal payments of $435,328 on notes payable to a related party. As a result, the Company generated net cash from its financing activities of $39,957 during the year ended December 31, 2009. During the year ended December 31, 2008, the Company used $226,165 of cash in its financing activities primarily to make principal payments on notes payable to a related party.

The Company realized a net loss for the year ended December 31, 2009 and there is no assurance that the Company will not suffer losses in the future. The Company’s financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. Management has signed a letter of intent to merge Cogility into a wholly-owned subsidiary of Acquired Sales Corp. on terms and conditions described in the letter of intent.  In conjunction with this merger the Company currently is in negotiations to raise capital through a private placement. There can be no assurance whatsoever that the Company will be able to raise capital through a private placement on acceptable terms, if at all.

Results of Operations

The Company enters into contractual arrangements with end-users of its products to sell software licenses, hardware, consulting services and maintenance services, either separately or in various combinations thereof. For each arrangement, revenue is recognized when persuasive evidence of an arrangement exists, the fees to be paid by the customer are fixed or determinable, collection of the fees is probable, and delivery of the product or services has occurred. See additional revenue recognition disclosure under “Critical Accounting Policies.”

Cost of revenue consists primarily of the cost of hardware and software and the cost of services provided to customers.

Selling, general and administrative expenses primarily consist of professional fees, salaries and related costs for accounting, administration, finance, human resources, information systems and legal personnel.

Comparison of the Nine Months Ended September 30, 2010 and 2009

Revenue – Software licensing and hardware sales were $501,334 for the nine months ended September 30, 2010, compared to $1,100,000 for the nine months ended September 30, 2009, representing a decrease of $598,666, or 54.4%,  due  to a large, one-time software licensing sale in the nine months ended September 30,2009.

Revenue from consulting services was $4,239,586 for the nine months ended September 30, 2010, compared to $2,581,931 for the nine months ended September 30, 2009, representing an increase of $1,657,655, or 64.2%. The increase in consulting services revenue was primarily due to the completion of a large contract accounted for under the completed contract method.

Cost of Revenue – Our cost of software licensing and hardware sales was $510,427 for the nine months ended September 30, 2010, compared to $275,930 for the nine months ended September 30, 2009,

representing an increase of $234,497, or 85.0%. The increase in our cost of software licensing and hardware sales was due to an increase in the cost of hardware sold and a decrease in the cost of software sold.  Software sales have a higher gross profit margin while hardware sales have a lower gross profit margin. The cost of hardware in some instances is passed through to the customer at cost or very close to cost.

Our cost of consulting, maintenance and support services for the nine months ended September 30, 2010 was $1,982,407 compared to $2,810,705 for the nine months ended September 30, 2009, a decrease of $828,298, or 29.5%. The decrease in cost of services resulted in an increase in profitability on contracts entered into and completed for the nine months ended September 30, 2010.

The changes and percent changes with respect to our revenues and our cost of revenue for the nine months ended September 30, 2010 and 2009 are summarized as follows:

	For the Nine Months
	Ended September 30,
	2010	2009	Change	Percent Change
REVENUE
Software licensing and hardware sales	$501,334	$1,100,000	$(598,666)	-54.4%
Consulting Services	4,239,586	2,581,931	1,657,655	64.2%
Maintenance and support services	83,750	60,000	23,750	39.6%
Total Revenue	$4,824,670	$3,741,931	$1,082,739	28.9%

COST OF REVENUE
Hardware and software sales	510,427	275,930	234,497	85.0%
Cost of Services	1,982,407	2,810,705	(828,298)	-29.5%
Total Cost of Revenue	$2,492,834	$3,086,635	$(593,801)	-19.2%

Although the preceding table summarizes the net changes and percent changes with respect to our revenues and our cost of revenue for the nine months ended September 30, 2010 and 2009, the trends contained therein are limited and should not be viewed as a definitive indication of our future results. The Company completed its last government contractual arrangement in September of 2010 and since that time has not generated any significant new revenue.

Selling, General and Administrative Expense – Selling, general and administrative expense, including non-cash compensation expense, was $1,148,334 for the nine months ended September 30, 2010, compared to $963,484 for the nine months ended September 30, 2009, representing an increase of $184,850, or 19.2%. The increase in our selling, general and administrative expense related to the increase in rental expense as well as the write-off of certain uncollectible accounts and employee loans that took place during the nine months ended September 30, 2010.

Net Income (Loss) – We realized net income of $1,127,202 for the nine months ended September 30, 2010, compared to a net loss of $397,028 during the nine months ended September 30, 2009. The $1,524,230 increase in net income was primarily related to the increase in contract profitably realized in the nine months ended September 30, 2010. We may incur losses in the future as existing contracts close and new contracts may not be entered into.

Comparison of the Year Ended December 31, 2009 and 2008

Revenue – Software licensing and hardware sales were $1,100,000 for the year ended December 31, 2009, compared to $211,321 for the year ended December 31, 2008, representing an increase  of $888,679, or 420.5%,  due  to a large, one-time software licensing sale in the year ended December 31,2009.

Revenue from consulting services was $2,598,431 for the year ended December 31, 2009, compared to $765,016 for the year ended December 31, 2008, representing an increase of $1,833,415, or 239.7%.  The increase in consulting services revenue was due to the Company’s recognition of revenue relating to its entry into government markets.

Revenue from hosting, maintenance and support services was $77,500 for the year ended December 31, 2009, compared to $160,139 for the year ended December 31, 2008, representing a decrease of $82,639, or 51.6%, due to an allocation of the Company resources away from hosting services to governmental contract consulting services.

Cost of Revenue – Our cost of software licensing and hardware sales was $312,470 for the year  ended December 31,2009, compared to zero for the year ended December 31, 2008.The cost of hardware is in some instances passed through to the customer at cost or very close to cost.

Our cost of services for consulting and hosting, maintenance and support services revenue was $2,829,189 for the year ended December 31,2009, compared to $1,399,270 for the year ended December 31,2008, representing an increase of $1,429,919, or 102.2.0%. The increase in cost of consulting and hosting, maintenance and support services relates to an increase in revenue on contracts entered into and completed for year ended December 31, 2009.

	For the Year
	December 31,
	2009	2008	Change	Percent Change
REVENUE
Software licensing and hardware sales	$1,100,000	$211,321	$888,679	420.5%
Consulting Services	2,598,431	765,016	1,833,415	239.7%
Hosting, Maintenance and support services	77,500	160,139	(82,639)	-51.6%
Total Revenue	$3,775,931	$1,136,476	$2,639,455	232.2%

COST OF REVENUE
Hardware and software sales	312,470	-	312,470	100.0%
Cost of Services	2,829,189	1,399,270	1,429,919	102.2%
Total Cost of Revenue	$3,141,659	$1,399,270	$1,742,389	124.5%

Although the preceding table summarizes the net changes and percent changes with respect to our revenues and our cost of revenue for the year ended December 31, 2009 and 2008, the trends contained therein are limited and should not be viewed as a definitive indication of our future results.

Selling, General and Administrative Expense – Selling, general and administrative expense, including non-cash compensation expense, was $1,284,645 for the year ended December 31,2009, compared to $1,138,278 for the year ended December 31,2008, representing an increase of $146,367, or 12.8%, which was due to an increase in revenue for that same period.

Net Loss -- The Company realized a net loss of $769,332 for the year ended December 31, 2009, compared to a net loss of $1,417,664 during the year ended December 31, 2008. The $648,332 decrease in net loss, or 45.7%, was primarily related to the increase in revenue and gross profit relating to government contracts realized in the year ended December 31, 2009. We may incur losses in the future as existing contracts close and new contracts may not be entered into. While the Company is currently pursuing new contracts from both the U.S. defense and intelligence communities and from commercial customers, there can be no assurance whatsoever that such efforts will be successful, nor that such efforts will result in revenues to Cogility on any particular timetable or in any particular amounts.

Critical Accounting Policies

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Significant estimates include share-based compensation forfeiture rates and the potential outcome of future tax consequences of events that have been recognized for financial reporting purposes. Actual results and outcomes may differ from management’s estimates and assumptions.

Accounts Receivable - Accounts receivable are stated at the amount billed to customers, net an allowance for doubtful accounts. The Company evaluates the collectability of the amount receivable from each customer and provides an allowance for those amounts estimated to be uncertain of collection. Accounts determined to be uncollectible are written off against the allowance for doubtful accounts.

Property and Equipment – Property and equipment are recorded at cost less accumulated depreciation.  Maintenance, repairs, and minor replacements are charged to expense as incurred. When depreciable assets are retired, sold, traded in or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which are three to five years. Depreciation expense for the years ended December 31, 2009 and 2008 was $32,673, and $24,897, respectively.

Software Development Costs – The Company charges all software development costs to research and development until technological feasibility has been established. Technological feasibility has been established when a detail program design has been completed or a working model has been obtained. After technological feasibility has been established, additional costs to complete the software and updates are capitalized. After technological feasibility has been established, maintenance costs are expensed as incurred. Research and development costs were insignificant during the years ended December 31, 2009 and 2008.

Revenue Recognition – The Company enters into contractual arrangements with end-users of its products to sell software licenses, hardware, consulting services and maintenance services, either separately or in various combinations thereof. For each arrangement, revenue is recognized when persuasive evidence of an arrangement exists, the fees to be paid by the customer are fixed or determinable, collection of the fees is probable, and delivery of the product or services has occurred. When the Company is the primary obligor or bears the risk of loss, revenue and costs are recorded on a gross basis. When the Company receives a fixed transactional fee, revenue is recorded under the net method based on the net amount retained.

In contractual arrangements where services are essential to the functionality of the software or hardware, or payment of the license fees are dependent upon the performance of the related services, revenue for the software license, hardware and consulting fees are recognized on the completed-contract method when the contract is substantially completed and all related deliverables have been provided to and accepted by the customer. This method is used because the Company is unable to accurately estimate total cost of individual contracts until the contracts are substantially complete. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Claims for additional compensation are recognized during the period such claims are resolved and collected.

Costs of software, hardware and costs incurred in performing the contract services are deferred until the related revenue is recognized. Contract costs include all purchased software and hardware, subcontract and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, equipment, and travel costs as well as depreciation on equipment used in performance of the contractual arrangements. Depreciation on administrative assets and selling, general and administrative costs are charged to expense as incurred.

Costs in excess of amounts billed are classified as current assets under the caption Costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified as current liabilities under the caption Billings in excess of costs on uncompleted contracts. Contract retentions are included in accounts receivables.

Software Licensing and Hardware Sales: When software licensing and/or hardware functionality are not dependent upon performance of services, the amount of revenue under the arrangement is allocated to the deliverable elements based on prices the Company sells the separate elements, if objectively determinable. If so determinable, the amounts allocated to the software licensing are recognized as revenue at the time of shipment of the software to the customer. Such sales occur when the Company resells third-party software and hardware systems and related peripherals as part of an end-to-end solution to its customers.  The Company considers delivery to occur when the product is shipped and title and risk of loss have passed to the customer.

Consulting Services: Consulting services are comprised of consulting, implementation, software installation, data conversion, building interfaces to allow the software to operate in integrated environments, training and applications. Consulting services are sold on a fixed-fee and a time-and-materials basis, with payment normally due upon achievement of specific milestones. Consulting services revenue is recognized under the completed-contract method as described above.

Hosting: During the year ended December 31, 2008, the Company provided remote management, monitoring, data processing, updating or administrative support of applications software, servers, operating systems and other automation tools to customers. Revenue was comprised of recurring fees for licensing access to and the use of the Company’s application software as a service, on a subscription or on-demand basis over a contractual term. Related recurring fees were recognized as the services were provided. Related one-time set up fees were recognized on a straight-line basis over the longer of the contractual term or the expected life of the relationship.

Maintenance and Support Services: Maintenance and support services consist primarily of fees for providing unspecified software upgrades on a when-and-if-available basis and technical support over a specified term, which is typically twelve months. Maintenance revenues are recognized ratably over the term of the related agreement.

Concentration of Credit Risk and Significant Customers – At December 31, 2009, cash in banks exceeded federally insured limits by $685,605. At December 31, 2009 and 2008, accounts receivables from two customers accounted for 91% and 99%, respectively, of total accounts receivable.  In 2009, revenues from one customer totaled 95% of total revenue. Loss of this customer would have a material adverse impact on the Company’s operations. In 2008, revenue from three customers was 91% of total revenue, with each exceeding 10% of total revenue.

Income Taxes – Provisions for income taxes are based on taxes payable or refundable for the current year and deferred income taxes. Deferred income taxes are provided on differences between the tax bases of assets and liabilities and their reported amounts in the financial statements and on tax carry forwards. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. A valuation allowance is provided against deferred income tax assets when it is not more likely than not that the deferred income tax assets will be realized.

Basic and Diluted Loss Per Share –The computation of basic loss per share is determined by dividing  net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing net loss by the weighted-average number of common shares and dilutive common share equivalents outstanding during the period. When dilutive, the incremental potential common shares issuable upon exercise of stock options are determined by the treasury stock method.

Common stock equivalents outstanding at December 31, 2009 and 2008 consisted of employee stock options for the purchase of 2,635,000 shares and 2,070,000 shares that were excluded from the computation of diluted loss per share for the years ended December 31, 2009 and 2008, respectively, because their effects would have been anti-dilutive.

Share-Based Compensation Plan – Stock-based compensation to employees and consultants is recognized as a cost of the services received in exchange for an award of equity instruments and is measured based on the grant date fair value of the award or the fair value of the consideration received, whichever is more reliably measureable. Compensation expense is recognized over the period during which service is required to be provided in exchange for the award (the vesting period).

Recently Enacted Accounting Standards – In 2009, the Financial Accounting Standards Board established the FASB Accounting Standards Codification (the “Codification”) as the source of accounting principles generally accepted in the United States of America (“GAAP”) through the integration of then current accounting standards from several sources into a single source. The Codification did not affect the content or application of GAAP that was in effect and had no material impact on the accompanying financial statements.

In October 2009, the FASB changed its guidance relating to revenue recognition beginning July 1, 2010 for arrangements that include software elements. Tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of current software revenue recognition guidance and software-enabled products will instead be subject to other relevant revenue recognition guidance. Additionally, revenue arrangements with multiple deliverables were changed. When vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition. The adoption of these amendments is not expected to have a material impact on the Company’s financial statements since the Company currently recognizes revenue from these types of arrangements under the completed-contract method.

In February 2010, the FASB adopted guidance relating to disclosure of subsequent events, which was effective upon issuance. As a result, the Company is required to evaluate subsequent events through the date that the financial statements are issued. The adoption of this guidance did not have a material impact on the Company’s financial statements.

Contractual Cash Obligations and Commercial Commitments

The Company leases three facilities under operating leases for a combined monthly rental of $11,476 per month.  The leases expire at various times throughout 2011. The Company leases office space in San Jose, California.  The original lease expired on November 30, 2010.  The Company moved to smaller space in the same facility and rent was reduced from $4,903 per month to $3,826 per month.  The lease expires November 30, 2011. The Company leases space in Alexandria, Virginia for a monthly rental of $3,400.  The lease expires March 31, 2011. The Company leases temporary housing space in Alexandria, Virginia for a monthly rental $4,250.  On January 15, 2011 the Company exercised an early lease termination clause.  The lease expires April 15, 2011.

At September 30, 2010, the Company is obligated to pay $363,070 of notes payable. A note payable to an individual of $318,000 bears interest at 5.75% and is due October 15, 2012. Non-interest bearing notes payable to a finance company of $45,070 was increased by $60,000 subsequent to September 30, 2010 and is due on demand. On December 14, 2010, the Company issued a promissory note to an entity related to an officer of the Company in the amount of $200,000 to finance working capital needs. The note bears interest at 5% per annum, is due December 31, 2013. Interest payments are due quarterly starting March 2011.

Off Balance Sheet Arrangements – We have no off-balance sheet arrangements.

Financial Statements

ACQUIRED SALES CORP.

ACQUIRED SALES CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On November 4, 2010, Acquired Sales Corp. (“Acquired Sales”) entered into an agreement with Cogility Software Corporation (“Cogility”) wherein Acquired Sales, through a to-be-formed, wholly-owned subsidiary, is to acquire Cogility in a stock-for-stock merger (the “transaction” or the “merger”). Cogility is a developer of Model-Driven Complex Event Processing software technology for the U.S. defense and intelligence communities and private sector corporations which have complex information management requirements. Closing of the transaction is subject to a number of conditions, including the completion of a 1-for-20 reverse split of Acquired Sales' common stock, completion of mutually acceptable due diligence, delivery of audited financial statements, execution of definitive merger documents, obtaining necessary third party approvals, and completion of all necessary securities filings.

The following unaudited pro forma condensed consolidated balance sheet has been prepared to present the effects on the financial position of the Company as though the merger had occurred on September 30, 2010. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 have been prepared to present the effects of the merger as though it had occurred at the beginning of each of those periods.

Cogility and/or Acquired Sales intend to issue convertible debt, debt with detachable warrants or options, or other financial instruments prior to closing the merger; therefore, if such financial instruments are issued, the terms of a definitive agreement would likely change. The accompanying unaudited pro forma consolidated financial information is therefore based on estimates and assumptions which are preliminary and subject to change. The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the combined results of operations to be expected in any future period or the results that actually would have been realized had the entities been combined during these periods.

ACQUIRED SALES CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010

		Acquired	Pro Forma		Pro Forma
	Cogility	Sales	Adjustments		Consolidated
ASSETS
Current Assets
Cash	$29,634	$-	$-		$29,634
Accounts receivable	837,751	-			837,751
Prepaid expenses	3,727	-			3,727
Total Current Assets	871,112	-	-		871,112
Property and Equipment	81,480	-			81,480
Deposits	12,585	-			12,585
Total Assets	$965,177	$-	$-		$965,177

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Trade accounts payable	$652,666	$14,435	$(200,000)	D	$467,101
Accrued liabilities	134,029	-			134,029
Unearned revenue	82,298	-			82,298
Notes payable	363,070	-			363,070
Notes payable to related parties	-	24,000			24,000
Accrued compensation to officers	285,910	-	(285,910)	E	-
Total Current Liabilities	1,517,973	38,435	(485,910)		1,070,498
Long-Term Note Payable to Shareholder	-	-	200,000	D	200,000
Shareholders' Deficit
Preferred stock, $0.001 par value; 10,000,000 shares
authorized, no shares outstanding	-	-			-
Common Stock, $0.001 par value 100,000,000 shares
authorized; 2,467,188 shares outstanding, pro forma	11,530	5,833	(9,354)	A
			(5,541)	B	2,467
Additional paid-in capital	2,943,438	145,967	9,354	A
			(184,694)	B
			3,299,543	C
			285,910	E	6,499,519
Deficit accumulated prior to the development stage	-	(69,151)	69,151	B	-
Deficit accumulated during the development stage	-	(121,084)	121,084	B	-
Accumulated deficit	(3,507,764)	-	(3,299,543)	C	(6,807,307)
Total Shareholders' Deficit	(552,796)	(38,435)	285,910		(305,321)
Total Liabilities and Shareholders' Deficit	$965,177	$-	$-		$965,177

See the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

ACQUIRED SALES CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

		Acquired	Pro Forma		Pro Forma
	Cogility	Sales	Adjustments		Consolidated
Revenue
Software licensing and hardware sales	$501,334	$-			$501,334
Consulting Services	4,239,586	-			4,239,586
Maintenance and support services	83,750	-			83,750
Total Revenue	4,824,670	-			4,824,670
Cost of Revenue
Hardware and software costs	510,427	-			510,427
Cost of services	1,982,407	-			1,982,407
Total Cost of Revenue	2,492,834	-			2,492,834
Gross Profit	2,331,836	-			2,331,836
Selling, General and Administrative
Expense	1,148,334	18,847	$1,418,844	C	2,586,025
Income (Loss) from Operations	1,183,502	(18,847)	(1,418,844)		(254,189)
Interest Expense	55,500	1,666			57,166
Income (Loss) before Income Taxes	1,128,002	(20,513)	(1,418,844)		(311,355)
Provision for Income Taxes	800	-			800
Net Income (Loss)	$1,127,202	$(20,513)	$(1,418,844)		$(312,155)

Basic and Diluted Earnings (Loss)
per Share	$0.10				$(0.13)

See the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

ACQUIRED SALES CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

		Acquired	Pro Forma		Pro Forma
	Cogility	Sales	Adjustments		Consolidated
Revenue
Software licensing and hardware sales	$1,100,000	$-			$1,100,000
Consulting Services	2,598,431	-			2,598,431
Maintenance and support services	77,500	-			77,500
Total Revenue	3,775,931	-			3,775,931
Cost of Revenue
Hardware and software costs	312,470	-			312,470
Cost of services	2,829,189	-			2,829,189
Total Cost of Revenue	3,141,659	-			3,141,659
Gross Profit	634,272	-			634,272
Selling, General and Administrative
Expense	1,284,645	10,932	$1,885,453	C	3,181,030
Income (Loss) from Operations	(650,373)	(10,932)	(1,885,453)		(2,546,758)
Interest Expense	49,972	1,074			51,046
Income (Loss) before Income Taxes	(700,345)	(12,006)	(1,885,453)		(2,597,804)
Provision for Income Taxes	68,987	-			68,987
Net Income (Loss)	$(769,332)	$(12,006)	$(1,885,453)		$(2,666,791)

Basic and Diluted Earnings (Loss)
per Share	$(0.07)				$(1.08)

See the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

ACQUIRED SALES CORP AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Prior to the merger of Cogility into a newly-formed subsidiary of Acquired Sales, Acquired Sales has been a non-operating public shell corporation with nominal assets. The shareholders and management of Cogility will gain operating control of the combined company after the transaction. Accordingly, Cogility is, under current accounting guidance, considered the accounting acquirer and the results of its operations will be the historical results of operations of the combined company, restated for the effects of restructured capital structure discussed herein.

The transactions required to accomplish the merger are recognized as follows: (1) the recapitalization of Cogility by recognizing the Acquired Sales common shares issued in exchange for the Cogility shares in a manner equivalent to a 1-for-5.3 reverse stock split, (2) the Acquired Sales common shares that remain outstanding, on a 1-for-20 reverse split basis, recognized as the issuance of common shares by Cogility for the net liabilities of Acquired Sales at their fair values, and (3) the issuance of stock options to the members of management of the combined company recognized as compensation expense based on the fair value of the stock options. All references hereafter are to Acquired Sales post-split common shares unless stated otherwise. The specific transactions and their effects on the unaudited pro forma condensed consolidated financial statements are as follows:

A – Cogility shareholders owning the outstanding 11,530,493 Cogility common shares receive 2,175,564 Acquired Sales common shares, or one Acquired Sales common share for each 5.3 Cogility common shares outstanding. The historical Cogility financial statements are restated on a retroactive basis for all periods presented for the effects of this reverse stock split.

B – Acquired Sales reverse splits its common shares outstanding on a 1-for-20 basis, which results in the 5,832,482 Acquired Sales pre-split common shares currently outstanding becoming 291,624 Acquired Sales common shares. There are also outstanding Acquired Sales stock options enabling the holders to acquired 175,000 pre-split common shares at $0.10 per shares that are reduced to stock options to acquire 8,750 Acquired Sales common shares at $2.00 per share. For financial reporting purposes, the 291,624 common shares and the 8,750 stock options that remain outstanding are effectively issued in exchange for the assumption of $38,435 of liabilities of Acquired Sales and are recorded at the fair value of the liabilities of $38,435. The related stock options expired unexercised on December 31, 2010 and their expiration has no effect on the pro forma consolidated financial statements.

C – Prior to the merger, Cogility had stock options outstanding that permit the holders thereof to purchase 2,635,000 Cogility common shares at prices ranging from $0.20 to $1.40 per share. In the merger transaction, the Cogility option holders exchange these stock options for 497,170 Acquired Sales stock options exercisable at prices ranging from $1.06 to $5.00 per share. The exchange of these stock options is considered to be part of the recapitalization of Cogility and is not a modification of the stock options. The terms of the original Cogility stock options require that the stock options become fully vested upon the occurrence of the merger; therefore, the remaining $4,754 of compensation relating to these stock options is recognized during the nine months ended September 30, 2010 in the accompanying pro forma consolidated financial statements.

On November 4, 2010, Acquired Sales granted stock options to the members of management of the combined company to purchase 1,101,698 post-split Acquired Sales common shares at $2.00 per share and to purchase 150,000 Acquired Sales common shares at $0.001 per share. Of these stock options, 630,000 will vest upon completion of the merger and 621,698 will not vest and cannot be exercised unless and until a private placement offering by Cogility or Acquired Sales of $500,000 or

ACQUIRED SALES CORP AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

greater in debt or equity has been successfully completed. For purposes of the pro forma financial statements, it is presumed that all of these stock options are vested at the date the merger is completed.

Cogility and Acquired Sales have authorized the grant, at the closing of the merger, of Acquired Sales stock options for the purchase of 1,500,000 Acquired Sales common shares at $5.00 per share. At that date, 750,000 of the stock options will be granted and the remaining 750,000 stock options are to be granted within twelve months of the closing of the merger. For purposes of these pro forma financial statements, all 1,500,000 stock options are presumed to have been granted at the beginning of each period presented.

The fair value of each option award is estimated on the date of grant or presumed date of grant using the Black-Scholes option pricing model, using the following assumptions. Expected volatilities are based on the historical volatility of an appropriate industry sector index, comparable companies in the index and other factors. The expected term of each option is based on the midpoint between the date the option vests and the contractual term of the option. The risk-free interest rate represents the U.S. Treasury bill rate for the expected term of the related option. Forfeitures due to employee termination are estimated based on historical experience rates. The weighted-average grant date or presumed grant date fair value of the 2,751,698 stock options granted in connection with the merger was $3,299,543 and was based on the following assumptions: 84% weighted-average volatility; 0% expected dividend yield; 5.06 year expected term; and 2.35% risk-free interest rate. Compensation expense charged against pro forma operations during the year ended December 31, 2009 and during the nine months ended September 30, 2010 was $1,885,453 and $1,418,844, respectively.

D – On December 14, 2010, Cogility issued a promissory note to an entity related to an officer of Cogility in the amount of $200,000 to finance working capital needs. The note bears interest at 5% per annum, is due December 31, 2013.  Interest payments are due quarterly starting in March 2011. Cogility has agreed to modify the terms of the promissory note to be equivalent to the terms of any financial instruments issued in a future private placement offering. There is no assurance that such a private placement offering will occur or that the terms of the promissory note will be modified.

E – On September 22, 2010, the majority shareholder of Cogility signed an agreement that in the event of the merger, $285,910 of accrued compensation payable would be forgiven. The accompanying pro forma financial statements recognize this transaction as the conversion of the $285,910 of accrued compensation to officers to additional paid-in capital without the issuance of additional common shares.

Pro Forma Loss per Share – Pro forma basic loss per common share is computed by dividing pro forma net loss by the weighted-average number of common shares assumed to be outstanding during the period. Diluted loss per common share is computed by dividing net loss by the weighted-average number of common shares and dilutive common share equivalents assumed to be outstanding during the period. When dilutive, the incremental potential common shares issuable upon exercise of stock options are determined by the treasury stock method.

The Cogility common shares outstanding have been restated to reflect the 2,175,564 common shares that the Cogility shareholders will receive in the merger. For purposes of computing basic and diluted loss per share those common shares are considered to have been outstanding during the entire nine months ended September 30, 2010 and the year ended December 31, 2009. The 291,624 Acquired Sales common shares

ACQUIRED SALES CORP AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

that remain outstanding are considered to have been issued on January 1, 2009 for purposes of computing basic loss per share. Pro forma basic and diluted loss per common share were computed as follows:

	For the Nine	For the Year
	Months Ended	Ended
	September 30,	December 31,
	2010	2009
Pro forma net loss	$(312,155)	$(2,666,791)
Weighted-average common shares outstanding	2,467,188	2,467,188
Pro forma basic and diluted loss per share	$(0.13)	$(1.08)

Stock options to acquire 3,257,618 Acquired Sales common shares were excluded from the calculation of pro forma diluted loss per share for both the nine months ended September 30, 2010 and for the year ended December 31, 2009, as their effects would have been anti-dilutive.

COGILITY SOFTWARE CORPORATION
CONDENSED BALANCE SHEET
SEPTEMBER 30, 2010
(UNAUDITED)

ASSETS
Current Assets
Cash	$29,634
Accounts receivable, no allowance for doubtful accounts	837,751
Prepaid expenses	3,727
Total Current Assets	871,112
Property and Equipment, net of accumulated depreciation of $2,149,636	81,480
Deposits	12,585
Total Assets	$965,177

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Trade accounts payable	$652,666
Accrued liabilities	134,029
Unearned revenue	82,298
Notes payable	363,070
Accrued compensation to officers	285,910
Total Current Liabilities	1,517,973
Shareholders' Deficit
Common Stock, $0.01 par value; 30,000,000 shares authorized;
11,530,493 shares outstanding	11,530
Additional paid-in capital	2,943,438
Accumulated deficit	(3,507,764)
Total Shareholders' Deficit	(552,796)
Total Liabilities and Shareholders' Deficit	$965,177

See the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

COGILITY SOFTWARE CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

For the Nine Months Ended September 30,	2010	2009
Revenue
Software licensing and hardware sales	$501,334	$1,100,000
Consulting services	4,239,586	2,581,931
Maintenance and support services	83,750	60,000
Total Revenue	4,824,670	3,741,931
Cost of Revenue
Hardware and software costs	510,427	275,930
Cost of services	1,982,407	2,810,705
Total Cost of Revenue	2,492,834	3,086,635
Gross Profit	2,331,836	655,296
Selling, General and Administrative Expense	1,148,334	963,484
Income (Loss) from Operations	1,183,502	(308,188)
Interest Expense	55,500	37,500
Income (Loss) before Income Taxes	1,128,002	(345,688)
Provision for Income Taxes	800	51,340
Net Income (Loss)	$1,127,202	$(397,028)

Basic and Diluted Earnings (Loss) per Share	$0.10	$(0.03)

Basic and Diluted Weighted-Average Shares Outstanding	11,530,493	11,530,493

See the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

COGILITY SOFTWARE CORPORATION
CONDENSED STATEMENT OF SHAREHOLDERS’ DEFICIT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010
(UNAUDITED)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2009	11,530,493	$11,530	$2,856,735	$(4,634,966)	$(1,766,701)
Services contributed by shareholder,
no additional shares issued	-	-	75,000	-	75,000
Share-based compensation	-	-	11,703	-	11,703
Net income	-	-	-	1,127,202	1,127,202
Balance, September 30, 2010	11,530,493	$11,530	$2,943,438	$(3,507,764)	$(552,796)

See the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

COGILITY SOFTWARE CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

For the Nine Months Ended September 30,	2010	2009
Cash Flows from Operating Activities
Net income (loss)	$1,127,202	$(397,028)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Services contributed by shareholder, no additional shares issued	75,000	84,375
Share-based compensation	11,703	11,550
Expenses paid by increase in notes payable to related party	37,784	49,972
Depreciation	30,391	20,904
Compensation from forgiveness of receivables from employees	129,283	-
Changes in operating assets and liabilities:
Accounts receivable	(332,452)	14,480
Prepaid expenses	6,228	(9,621)
Accounts payable	281,387	628,429
Accrued liabilities	12,865	69,112
Billings in excess of costs on uncompleted contracts	(1,815,300)	(633,152)
Unearned revenue	19,798	5,000
Accrued compensation to officers	215,967	-
Net Cash Used in Operating Activities	(200,144)	(155,979)
Cash Flows from Investing Activities
Increase in deposits	-	(7,550)
Advances and loans to employees	(72,006)	(37,026)
Purchase of property and equipment	(38,494)	(44,331)
Net Cash Used in Investing Activities	(110,500)	(88,907)
Cash Flow from Financing Activities
Payments for redemption of common shares	-	(25,000)
Proceeds from borrowing under notes payable	-	112,812
Proceeds from borrowing under notes payable to related party	-	75,000
Principal payments on notes payable to related party	(433,445)	(416,259)
Principal payments on notes payable	(107,285)	-
Increase in checks written in excess of cash in bank	-	67,145
Net Cash Used in Financing Activities	(540,730)	(186,302)
Net Decrease in Cash	(851,374)	(431,188)
Cash at Beginning of Period	881,008	431,188
Cash at End of Period	$29,634	$-
Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	-	-

See the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

COGILITY SOFTWARE CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Condensed Financial Statements – The accompanying financial statements of Cogility Software Corporation (the “Company”) are condensed and, therefore, do not include all disclosures normally required by generally accepted accounting principles. These statements should be read in conjunction with the Company's annual financial statements for the fiscal year ended December 31, 2009. In particular, the Company's organization, nature of operations and significant accounting principles were presented in Note 1 to those financial. In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying condensed financial statements and consist of only normal recurring adjustments. The results of operations for the nine months ended September 30, 2010 are not necessarily indicative of the results of operations that may occur for the full year ending December 31, 2010.

Earnings (Loss) Per Common Share - Basic earnings (loss) per common share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per common share is computed by dividing net income (loss) by the weighted-average number of common shares and dilutive common share equivalents outstanding during the period. When dilutive, the incremental potential common shares issuable upon exercise of stock options are determined by the treasury stock method. Common share equivalents outstanding at both September 30, 2010 and 2009 consisted of employee stock options for the purchase of 2,635,000 common shares. These common share equivalents were excluded from the computation of diluted earnings (loss) per share for the nine months ended September 30, 2010 and 2009 because their effects would have been anti-dilutive.

Recently Enacted Accounting Standards – In February 2010, the FASB adopted guidance relating to disclosure of subsequent events, which was effective upon issuance. As a result, the Company is required to evaluate subsequent events through the date that the financial statements are issued. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In April 2010, the FASB updated its guidance clarifying when it is appropriate to use the milestone method for revenue recognition. The guidance is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010.  A vendor can recognize consideration that is contingent upon achievement of a milestone in its entirety as revenue in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive under the new guidance. The Company is currently evaluating the impact of this new guidance.

NOTE 2 - RISKS AND UNCERTAINTIES

At September 30, 2010, the Company had an accumulated deficit of $3,507,764 resulting from losses incurred during years prior to 2010. In addition, the Company had negative working capital of $646,860 and a shareholders’ deficit of $552,796 at September 30, 2010. In order for the Company to succeed, it will need to obtain and execute profitable contracts in the future.

NOTE 3 – EARNINGS AND COSTS ON UNCOMPLETED CONTRACTS

At December 31, 2009, the Company was in the process of providing software licenses, hardware and services to customers under two contracts. Revenue and costs on the uncompleted contracts were deferred at December 31, 2009 and were recognized upon completion of the contracts. The Company recognized

COGILITY SOFTWARE CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

$4,437,426 of revenue from these contracts during the nine months ended September 30, 2010. There were no uncompleted contracts at September 30, 2010 or 2009.

NOTE 4 – NOTES PAYABLE

During the year ended December 31, 2009, the Company borrowed $300,000 from an individual. The note was non-interest bearing if paid by the maturity date of February 15, 2010 or accrued interest at 12% per annum if not paid in full by the maturity date.  On October 15, 2010, the Company renegotiated the note and $18,000 of accrued interest was added to the principal balance.  The new note bears interest at 5.75% per annum and is due October 15, 2012. The note allows the lender to demand payment earlier than the maturity date in the event certain defined capital transactions take place. During the nine months ended September 30, 2010, the Company borrowed $100,000 from and repaid $225,285 to a finance company for working capital needs. Notes payable at September 30, 2010 were as follows:

5.75% Note payable to an individual; unsecured;
due October 15, 2012	$318,000
Non-interest bearing notes payable to a finance company;
unsecured; due on demand	45,070
Total notes payable	$363,070

NOTE 5 – RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2010, the Company advanced $72,006 to employees of the Company. That amount, along with $57,277 advanced to employees prior to 2010, was forgiven and recognized as compensation expense during the nine months ended September 30, 2010.

On September 14 and 16, 2010, the Company agreed to pay two executive officers $168,967 and $47,000, respectively, in one-time commissions, with payment deferred until 30 days after the closing of a private placement of common stock or debt convertible into common stock totaling at least $2,000,000. As of September 30, 2010, $285,910 of accrued compensation to officers consisted of the compensation to these officers and $69,943 payable to the majority shareholder and chief executive officer of the Company; the details of which are as follows:

10% Note payable
Balance, beginning of period	$130,604
Interest accrued	37,784
Payments made	(168,388)
Balance, end of period	-
Accrued consulting fees
Balance, beginning of period	335,000
Payments made	(265,057)
Balance, end of period	69,943
Net accrued consulting fees payable	$69,943

COGILITY SOFTWARE CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

The net accrued consulting fees payable to the majority shareholder are non-interest bearing and are due on demand. On September 22, 2010, the majority shareholder signed an agreement that in the event of a potential merger with a specified third party, the loans between the shareholder and the Company would be netted and any remaining amount payable or receivable would be forgiven. In addition, the shareholder agreed to make no claims for amounts due the shareholder under the consulting arrangement and such amounts would be written off if the potential merger is completed.

NOTE 6 – INCOME TAXES

The provision for income taxes of $800 and $51,340 for the nine months ended September 30, 2010 and 2009, respectively, consisted of current tax. At September 30, 2010, the Company’s estimated net operating loss carry forwards totaled $2,707,311 that will begin to expire in 2023 if not used by that date. A reconciliation of the amount of income tax computed using the U.S. federal statutory income tax rate to the provision for income taxes for the nine months ended September 30, 2010 and 2009 was as follows:

For the Nine Months Ended September 30,	2010	2009
Tax (benefit) at statutory rate (35%)	$394,521	$(120,991)
State tax, net of federal benefit	51,808	(15,729)
Non-deductible expenses	40,863	48,172
Change in valuation allowance	(486,392)	139,888
Provision for income taxes	$800	$51,340

The tax effects of temporary differences and carry forwards that gave rise to the net deferred income tax asset as of September 30, 2010 were as follows:

Operating loss and alternative minimum credits carry forwards	$1,107,868
Stock-based compensation	15,946
Accrued liabilities	109,240
Depreciation	(10,222)
Less: Valuation allowance	(1,222,832)
Net deferred income tax asset	$-

NOTE 7 - SHAREHOLDERS’ EQUITY

During the nine months ended September 30, 2010, the chief executive officer and majority shareholder of the Company provided services to the Company, which services were determined by the board of directors to have a fair value of $187,500. The Company paid the executive officer $112,500 and has recognized a capital contribution of $75,000 during the nine months ended September 30, 2010 for the services provided by the executive officer in excess of the amounts paid.

Compensation expense charged against operations from stock options awarded prior to 2010 under the Company’s employee stock option plan was $11,703 and $11,550 during the nine months ended September 30, 2010 and 2009, respectively, and was included in selling, general and administrative expense. There was no income tax benefit recognized. As of September 30, 2010, there was $4,754 of

COGILITY SOFTWARE CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

total unrecognized compensation expense related to stock options granted under the plan. That cost is expected to be recognized over a weighted-average period of 0.9 years.

NOTE 8 – SUBSEQUENT EVENTS

On October 1, 2010, the Company signed an agreement for the purchase of 49% of the common stock of Cortez Systems (Cortez) for $526, a recently formed company in the business of providing software project applications and related services to government and non-government clients. Pursuant to the agreement, the Company agreed to advance Cortez $5,000 each month during the period from October 2010 through March 2011, for a total of $30,000 for working capital needs.

On November 4, 2010, Cogility entered into letter of intent with Acquired Sales Corp. whereby, if consummated, would result in Cogility merging with and into a wholly-owned subsidiary of Acquired Sales Corp. Cogility intends to issue convertible debt, debt with detachable warrants or options, or other financial instruments prior to the merger; therefore, if such financial instruments are issued, the terms of a definitive agreement with Acquired Sales Corp. would likely change. Based on the current financial structure of Cogility, the terms of the letter of intent would require Acquired Sales Corp. to effect a 1-for-20 reverse stock split, to issue 2,175,564 post-split common shares to the Cogility common shareholders and to issue stock options to existing Cogility stock option holders to purchase 497,170 post-split common shares at exercise prices ranging from $1.06 to $5.00 per share. The stock options would vest upon the completion of a private placement of at least $500,000.

On December 14, 2010, the Company issued a promissory note to an entity related to an officer of the Company in the amount of $200,000 to finance working capital needs. The note bears interest at 5% per annum, is due December 31, 2013 and is unsecured. Interest payments are due quarterly starting in March 2011.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Shareholders
Cogility Software Corporation

We have audited the accompanying balance sheets of Cogility Software Corporation as of December 31, 2009 and 2008, and the related statements of operations, shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cogility Software Corporation as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

HANSEN, BARNETT & MAXWELL, P.C.
Salt Lake City, Utah
December 23, 2010

COGILITY SOFTWARE CORPORATION
BALANCE SHEETS

	December 31,
	2009	2008
ASSETS
Current Assets
Cash and cash equivalents	$881,008	$431,188
Accounts receivable, net of allowance for doubtful accounts
of $3,450 and $0, respectively	505,299	45,299
Receivable from employees	57,277	18,986
Prepaid expenses	9,955	1,518
Total Current Assets	1,453,539	496,991
Property and Equipment, net of accumulated depreciation of
$2,149,636 and $2,116,963, respectively	73,377	38,783
Deposits	12,585	5,035
Total Assets	$1,539,501	$540,809

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Trade accounts payable	$371,279	$121,570
Accrued liabilities	121,164	23,136
Billings in excess of costs on uncompleted contracts	1,815,300	633,152
Unearned revenue	62,500	44,999
Notes payable	470,355	45,070
Notes payable to related party	465,604	774,557
Payable for share redemption	-	25,000
Total Current Liabilities	3,306,202	1,667,484
Shareholders' Deficit
Common stock, $0.01 par value; 30,000,000 shares authorized;
11,530,493 shares outstanding	11,530	11,530
Additional paid-in capital	2,856,735	2,727,429
Accumulated deficit	(4,634,966)	(3,865,634)
Total Shareholders' Deficit	(1,766,701)	(1,126,675)
Total Liabilities and Shareholders' Deficit	$1,539,501	$540,809

The accompanying notes are an integral part of these financial statements.

COGILITY SOFTWARE CORPORATION
STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2009	2008
Revenue
Software licensing and hardware sales	$1,100,000	$211,321
Consulting services	2,598,431	765,016
Hosting services	-	75,000
Maintenance and support services	77,500	85,139
Total Revenue	3,775,931	1,136,476
Cost of Revenue
Hardware and software costs	312,470	-
Cost of services	2,829,189	1,399,270
Total Cost of Revenue	3,141,659	1,399,270
Gross Profit (Loss)	634,272	(262,794)
Selling, General and Administrative Expense	1,284,645	1,138,278
Loss from Operations	(650,373)	(1,401,072)
Interest expense	49,972	15,792
Loss Before Income Taxes	(700,345)	(1,416,864)
Provision for Income Taxes	68,987	800
Net Loss	$(769,332)	$(1,417,664)

Basic and Diluted Loss per Share	$(0.07)	$(0.12)

Basic and Diluted Weighted-Average Shares Outstanding	11,530,493	12,070,076

The accompanying notes are an integral part of these financial statements.

COGILITY SOFTWARE CORPORATION
STATEMENTS OF SHAREHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2009

			Additional		Total
	Common Stock		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2007	12,455,493	$ 12,455	$ 2,564,695	$(2,447,970)	$ 129,180
Shares redeemed for cash and payable	(925,000)	(925)	(49,075)	-	(50,000)
Services contributed by shareholder,
no additional shares issued	-	-	200,000	-	200,000
Share-based compensation	-	-	11,809	-	11,809
Net loss	-	-	-	(1,417,664)	(1,417,664)
Balance, December 31, 2008	11,530,493	11,530	2,727,429	(3,865,634)	(1,126,675)
Services contributed by shareholder,
no additional shares issued	-	-	112,500	-	112,500
Share-based compensation	-	-	16,806	-	16,806
Net income	-	-	-	(769,332)	(769,332)
Balance, December 31, 2009	11,530,493	$ 11,530	$ 2,856,735	$(4,634,966)	$ (1,766,701)

The accompanying notes are an integral part of these financial statements.

COGILITY SOFTWARE CORPORATION
STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2009	2008
Cash Flows from Operating Activities
Net loss	$(769,332)	$(1,417,664)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Services contributed by shareholder, no additional shares issued	112,500	200,000
Share-based compensation	16,806	11,809
Expenses paid by increase in notes payable to related party	51,375	1,020,792
Depreciation	32,673	24,897
Changes in operating assets and liabilities:
Accounts receivable	(460,000)	227,211
Prepaid expenses	(8,437)	(1,518)
Accounts payable	249,709	(128,603)
Accrued liabilities	98,028	18,336
Customer deposits	-	(70,200)
Billings in excess of costs on uncompleted contracts	1,182,148	633,152
Unearned revenue	17,501	(3,577)
Net Cash Provided by Operating Activities	522,971	514,635
Cash Flows from Investing Activities
Increase in deposits	(7,550)	(5,035)
Advances and loans to employees	(38,291)	(15,223)
Purchase of property and equipment	(67,267)	(30,793)
Net Cash Flows Used in Investing Activities	(113,108)	(51,051)
Cash Flow from Financing Activities
Payments for redemption of common shares	(25,000)	(25,000)
Proceeds from borrowing under notes payable	425,285	45,070
Proceeds from borrowing under notes payable to related party	75,000	-
Principal payments on notes payable to related party	(435,328)	(246,235)
Net Cash Provided by (Used in) Financing Activities	39,957	(226,165)
Net Increase in Cash	449,820	237,419
Cash at Beginning of Year	431,188	193,769
Cash at End of Year	$881,008	$431,188
Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	800	-

The accompanying notes are an integral part of these financial statements.

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Organization and Nature of Operations – Cogility Software Corporation (Cogility or the Company) is incorporated under the laws of the State of Delaware. Cogility has developed software technology that is used to quickly access and analyze data generated by disparate sources and stored in many different databases. Specifically, Cogility provides Model Driven Complex Event Processing software technology for the defense and intelligence branches of the U.S. federal government and private corporations with complex information management requirements.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Significant estimates include share-based compensation forfeiture rates and the potential outcome of future tax consequences of events that have been recognized for financial reporting purposes. Actual results and outcomes may differ from management’s estimates and assumptions.

Accounts Receivable - Accounts receivable are stated at the amount billed to customers, net an allowance for doubtful accounts. The Company evaluates the collectability of the amount receivable from each customer and provides an allowance for those amounts estimated to be uncertain of collection. Accounts determined to be uncollectible are written off against the allowance for doubtful accounts.

Property and Equipment – Property and equipment are recorded at cost less accumulated depreciation.  Maintenance, repairs, and minor replacements are charged to expense as incurred. When depreciable assets are retired, sold, traded in or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which are three to five years. Depreciation expense for the years ended December 31, 2009 and 2008 was $32,673, and $24,897, respectively.

Software Development Costs – The Company charges all software development costs to research and development until technological feasibility has been established. Technological feasibility has been established when a detail program design has been completed or a working model has been obtained. After technological feasibility has been established, additional costs to complete the software and updates are capitalized. After technological feasibility has been established, maintenance costs are expensed as incurred. Research and development costs were insignificant during the years ended December 31, 2009 and 2008.

Revenue Recognition – The Company enters into contractual arrangements with end-users of its products to sell software licenses, hardware, consulting services and maintenance services, either separately or in various combinations thereof. For each arrangement, revenue is recognized when persuasive evidence of an arrangement exists, the fees to be paid by the customer are fixed or determinable, collection of the fees is probable, and delivery of the product or services has occurred. When the Company is the primary obligor or bears the risk of loss, revenue and costs are recorded on a gross basis. When the Company receives a fixed transactional fee, revenue is recorded under the net method based on the net amount retained.

In contractual arrangements where services are essential to the functionality of the software or hardware, or payment of the license fees are dependent upon the performance of the related services, revenue for the software license, hardware and consulting fees are recognized on the completed-contract method when the contract is substantially completed and all related deliverables have been provided to and accepted by the customer. This method is used because the Company is unable to accurately estimate total cost of

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

individual contracts until the contracts are substantially complete. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Claims for additional compensation are recognized during the period such claims are resolved and collected.

Costs of software, hardware and costs incurred in performing the contract services are deferred until the related revenue is recognized. Contract costs include all purchased software and hardware, subcontract and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, equipment, and travel costs as well as depreciation on equipment used in performance of the contractual arrangements. Depreciation on administrative assets and selling, general and administrative costs are charged to expense as incurred.

Costs in excess of amounts billed are classified as current assets under the caption Costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified as current liabilities under the caption Billings in excess of costs on uncompleted contracts. Contract retentions are included in accounts receivables.

Software Licensing and Hardware Sales: When software licensing and/or hardware functionality are not dependent upon performance of services, the amount of revenue under the arrangement is allocated to the deliverable elements based on prices the Company sells the separate elements, if objectively determinable. If so determinable, the amounts allocated to the software licensing are recognized as revenue at the time of shipment of the software to the customer. Such sales occur when the Company resells third-party software and hardware systems and related peripherals as part of an end-to-end solution to its customers.  The Company considers delivery to occur when the product is shipped and title and risk of loss have passed to the customer.

Consulting Services: Consulting services are comprised of consulting, implementation, software installation, data conversion, building interfaces to allow the software to operate in integrated environments, training and applications. Consulting services are sold on a fixed-fee and a time-and-materials basis, with payment normally due upon achievement of specific milestones. Consulting services revenue is recognized under the completed-contract method as described above.

Hosting: During the year ended December 31, 2008, the Company provided remote management, monitoring, data processing, updating or administrative support of applications software, servers, operating systems and other automation tools to customers. Revenue was comprised of recurring fees for licensing access to and the use of the Company’s application software as a service, on a subscription or on-demand basis over a contractual term. Related recurring fees were recognized as the services were provided. Related one-time set up fees were recognized on a straight-line basis over the longer of the contractual term or the expected life of the relationship.

Maintenance and Support Services: Maintenance and support services consist primarily of fees for providing unspecified software upgrades on a when-and-if-available basis and technical support over a specified term, which is typically twelve months. Maintenance revenues are recognized ratably over the term of the related agreement.

Concentration of Credit Risk and Significant Customers – At December 31, 2009, cash in banks exceeded federally insured limits by $685,605. At December 31, 2009 and 2008, accounts receivables from two customers accounted for 91% and 99%, respectively, of total accounts receivable.  In 2009, revenues from one customer totaled 95% of total revenue. Loss of this customer would have a material adverse impact on the Company’s operations. In 2008, revenue from three customers was 91% of total revenue, with each exceeding 10% of total revenue.

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Income Taxes – Provisions for income taxes are based on taxes payable or refundable for the current year and deferred income taxes. Deferred income taxes are provided on differences between the tax bases of assets and liabilities and their reported amounts in the financial statements and on tax carry forwards. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. A valuation allowance is provided against deferred income tax assets when it is not more likely than not that the deferred income tax assets will be realized.

Basic and Diluted Loss Per Share –The computation of basic loss per share is determined by dividing  net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing net loss by the weighted-average number of common shares and dilutive common share equivalents outstanding during the period. When dilutive, the incremental potential common shares issuable upon exercise of stock options are determined by the treasury stock method.

Common stock equivalents outstanding at December 31, 2009 and 2008 consisted of employee stock options for the purchase of 2,635,000 shares and 2,070,000 shares that were excluded from the computation of diluted loss per share for the years ended December 31, 2009 and 2008, respectively, because their effects would have been anti-dilutive.

Share-Based Compensation Plan – Stock-based compensation to employees and consultants is recognized as a cost of the services received in exchange for an award of equity instruments and is measured based on the grant date fair value of the award or the fair value of the consideration received, whichever is more reliably measureable. Compensation expense is recognized over the period during which service is required to be provided in exchange for the award (the vesting period).

Recently Enacted Accounting Standards – In 2009, the Financial Accounting Standards Board established the FASB Accounting Standards Codification (the “Codification”) as the source of accounting principles generally accepted in the United States of America (“GAAP”) through the integration of then current accounting standards from several sources into a single source. The Codification did not affect the content or application of GAAP that was in effect and had no material impact on the accompanying financial statements.

In October 2009, the FASB changed its guidance relating to revenue recognition beginning July 1, 2010 for arrangements that include software elements. Tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of current software revenue recognition guidance and software-enabled products will instead be subject to other relevant revenue recognition guidance. Additionally, revenue arrangements with multiple deliverables were changed. When vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition. The adoption of these amendments is not expected to have a material impact on the Company’s financial statements since the Company currently recognizes revenue from these types of arrangements under the completed-contract method.

In February 2010, the FASB adopted guidance relating to disclosure of subsequent events, which was effective upon issuance. As a result, the Company is required to evaluate subsequent events through the date that the financial statements are issued. The adoption of this guidance did not have a material impact on the Company’s financial statements.

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - RISKS AND UNCERTAINTIES

The Company has a history of recurring losses which has resulted in an accumulated deficit of $1,766,701 at December 31, 2009. During the years ended December 31, 2009 and 2008, the Company suffered losses of $769,332 and $1,417,664, respectively.  At December 31, 2009, the Company had negative working capital of $1,852,664 and a stockholders’ deficit of $1,766,701. In order for the Company to succeed, it will need to profitably complete contracts in process at December 31, 2009 as well as future contracts.

NOTE 3 – UNCOMPLETED CONTRACTS

At December 31, 2009, the Company was in the process of providing software licenses, hardware and services to customers under two contracts. The first contract was in the amount of $1,042,552 to provide software and installation services. This contract was completed during the second quarter of 2010. The second contract was in the amount of $3,394,874 to provide hardware and services, which contract was also completed during the second quarter of 2010. Under the terms of these contracts, the Company billed the customers upon the completion of specified milestones. Through December 31, 2009, the Company had billed $264,337 and $1,893,870, respectively, for the software licenses, hardware and services provided under these contracts. Revenue and costs on the uncompleted contracts were deferred at December 31, 2009 and were recognized upon completion of the contracts. Contract billings in excess of contract costs on uncompleted contracts at December 31, 2009 and 2008 were as follows:

	December 31,
	2009	2008
Billings on uncompleted contracts	$(2,158,207)	$(1,000,000)
Less: Costs incurred on uncompleted contracts	342,907	366,848
Billings in excess of costs on uncompleted contracts	$(1,815,300)	$(633,152)

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31 2009 and 2008:

	December 31,
	2009	2008
Computer equipment	$148,770	$85,747
Computer software	2,070,000	2,070,000
Leasehold improvements	2,019	-
Funiture and fixtures	2,224	-
Total property and equipment	2,223,013	2,155,747
Less: accumulated depreciation	(2,149,636)	(2,116,964)
Property and equipment, net	$73,377	$38,783

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 5 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2008 and 2009, the Company advanced $57,277 to certain employees, of which $27,277 were short-term, unsecured advances. The remaining $30,000 was advanced under the terms of a promissory note agreement. The note was unsecured, bore interest at 6% per annum and was due May 5, 2010. The agreement provided that should the employee remain employed by the Company the entire term of the note, the note would be forgiven on its maturity date. During 2010, the Company forgave repayment of all of these advances and the note. The debt forgiveness was recognized as compensation expense on the dates the advances and the note were forgiven.

During the year ended December 31, 2008, the majority shareholder of the Company advanced $685,792 to the Company through payment of expenses in behalf of the Company. During the year ended December 31, 2009, the shareholder made $75,000 of cash advances to the Company. The loans were made under the terms of unsecured promissory note agreements bearing interest at 10% per annum and due on demand. During 2008, the majority shareholder provided $335,000 of consulting services to the Company. The details of the transactions with the majority shareholder under the terms of the notes payable to the majority shareholder are as follows:

	December 31,
	2009	2008
10% Note payable
Balance, beginning of year	$439,557	$-
Cash advanced to the Company	75,000	-
Payments made in behalf of the Company	1,403	685,792
Interest accrued	49,972	-
Payments made	(435,328)	(246,235)
Balance, end of year	130,604	439,557
Accrued consulting fees
Balance, beginning of year	335,000	-
Consulting fees incurred	-	335,000
Balance, end of year	335,000	335,000
Notes payable to related party	$465,604	$774,557

On September 22, 2010, the majority shareholder signed an agreement that, in the event of a potential merger with a specified third party, the loans from the shareholder would be forgiven. The shareholder further agreed to make no claims for amounts due to the shareholder under the consulting arrangement and such amounts would also be written off if the potential merger is completed. If the notes payable to the majority shareholder are forgiven, the amount forgiven will be recognized on that date as a conversion of the liability to shareholders’ equity.

NOTE 6 – NOTES PAYABLE
During the year ended December 31, 2009, the Company borrowed $300,000 from an individual. The note was non-interest bearing if paid by the maturity date of February 15, 2010 or accrued interest at 12% per annum if not paid in full by the maturity date.  On October 15, 2010, the Company renegotiated the note and $18,000 of accrued interest was added to the original principal balance.  The new note bears interest at 5.75% per annum and is due on October 15, 2012. The note allows the lender to demand payment earlier than the maturity date in the event certain defined capital transactions take place.

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

The Company has borrowed cash from a lending company to finance working capital needs. The loans are unsecured, non-interest bearing and due on demand. At December 31, 2009 and 2008 the balance owed the lending company was $170,355 and $45,070, respectively. Notes payable are summarized as follows:

	December 31,
	2009	2008
Non-interesting bearing note payable to an individual; unsecured;
due February 15, 2010; in default; 12% default interest rate	$300,000	$-
Non-interest bearing notes payable to a lending company;
unsecured; due on demand	170,355	45,070
Total notes payable	$470,355	$45,070

NOTE 7 – COMMON SHARES
In 2003, the Company issued 12,455,493 common shares, valued at $2,577,150, or approximately $0.21 per share, as payment for services related to computer software development and maintenance. The common shares and the services provided were valued based on the amount charged by the service provider.

In 2008, the Company redeemed 925,000 common shares from a shareholder for $50,000, or approximately $0.05 per share, which was estimated by management to be the fair value of the common shares at that time of the transaction. There were no unstated rights received or given as part of the transaction.

During 2008 and 2009, the chief executive officer and majority shareholder of the Company provided services to the Company, which services were determined by the board of directors to have a fair value of $250,000 each year. The Company paid the executive officer $50,000 and $137,500 during the years ended December 31, 2008 and 2009, respectively. The Company has recognized a capital contributions of $200,000 and $112,500 during the years ended December 31, 2008 and 2009, respectively, for the services provided by the executive officer in excess of the amounts paid.

NOTE 8– EMPLOYEE STOCK OPTIONS PLAN

In 2003, the board of directors and the shareholders approved and adopted a non-qualified employee stock option plan (the Plan). The Plan permits the grant of share options to the Company’s employees for up to 6,000,000 common shares. The Company believes that such awards better align the interests of its employees with those of its shareholders. Options awarded are generally granted with an exercise price equal to the fair value of the Company’s common shares at the date of grant. Options generally vest from immediately to over a three-year period.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions note in the following table. The Black-Scholes option pricing model incorporates ranges of assumptions for inputs. Expected volatilities are based on the historical volatility of an appropriate industry sector index, comparable companies in the index and other factors. The Company estimates expected life of each option based on the midpoint between the date the option vests and the contractual term of the option. The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related option. Forfeitures due to employee termination are estimated based on historical experience rates. The following table presents the assumptions used in valuing the options granted during the years ended December 31, 2009 and 2008:

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

	2009	2008
Weighted-average volatility	76.06%	71.66%
Expected dividends	-	-
Expected term (years)	6.50	6.50
Risk-free interest rate	2.82%	3.37%

Following is a summary of option activity under the Plan as of December 31, 2008 and 2009, and changes during the years then ended:

			Weighted-
		Weighted -	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Instrinsic
Options	Shares	Price	Term (Years)	Value
Granted during 2008	2,070,000	$0.32
Outstanding, December 31, 2008	2,070,000	0.32
Granted during 2009	565,000	0.67
Outstanding, December 31, 2009	2,635,000	$0.40	8.7	$-
Exercisable, December 31, 2009	1,155,500	$0.33	8.9	$-

The weighted-average grant-date fair value of options granted during the years ended December 31, 2009 and 2008 was $0.01 and $0.02 per share, respectively. Compensation expense charged against operations for these stock-based awards during the years ended December 31, 2009 and 2008 was $16,806 and $11,809, respectively, and was included in selling, general and administrative expense. There was no income tax benefit recognized. As of December 31, 2009, there was $16,458 of total unrecognized compensation expense related to stock options granted under the Plan. That cost is expected to be recognized over a weighted-average period of 1.3 years.

NOTE 9–INCOME TAXES

During the year ended December 31, 2009, the Company incurred U.S. federal alternative minimum tax and incurred state tax due to the regulatory suspension of the use of net operating loss carry forwards in California. The components of the provision for income taxes for the years ended December 31, 2009 and 2008 were as follows:

	2009	2008
Current
Federal	$13,078	$800
State and local	55,909	-
Provision for income taxes	$68,987	$800

At December 31, 2009, the Company has net operating loss carry forwards of $2,362,270 that will begin to expire in 2023 if not used by that date. A reconciliation of the amount of tax computed using the U.S. federal statutory income tax rate to the provision for income taxes is as follows:

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS
	For the Years Ended
	December 31,
	2009	2008
Tax benefit at statutory rate (35%)	$(245,121)	$(495,902)
State tax benefit, net of federal tax	(23,493)	(63,947)
Non-deductible expenses	64,230	86,065
Benefit of operating loss carry forwards	(216,901)	-
Federal alternative minimun tax paid	13,078	-
Change in valuation allowance	477,194	474,584
Provision for income taxes	$68,987	$800

The tax effects of temporary differences and carry forwards that gave rise to the net deferred income tax asset as of December 31, 2009 and 2008 were as follows:

	December 31,
	2009	2008
Operating loss and alternative minimum credits carry forwards	$971,440	$1,173,436
Stock-based compensation	11,317	4,670
Billings in excess of costs on uncompleted contracts	717,951	250,411
Accrued liabilities	18,738	6,935
Miscellaneous	-	11,776
Depreciation	(10,222)	(3,522)
Less: Valuation allowance	(1,709,224)	(1,443,706)
Net deferred income tax asset	$-	$-

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company leases three facilities.  The Company entered into a 12 month lease agreement for office space in California for a monthly rental of $4,903.  Future lease payments through the lease expiration of November 30, 2010 are $53,928. The Company entered into a 12 month lease agreement for office space in Virginia for a monthly rental of $3,400 per month.  Future lease payments through the lease expiration of September 30, 2010 are $30,600. The Company entered into a 12 month lease agreement for temporary housing space in Virginia for a monthly rental of $4,150 per month. Future lease payments through the lease expiration of June 15, 2010 are $25,000. On June 30, 2010, the Company extended the lease for an additional 12 months to June 14, 2011 at a monthly rental of $4,250. The total annual lease commitment for the next five is as follows:

Years Ending December 31:
2010	$135,028
2011	21,250
Total minimum lease payments	$156,278

Rent expense for the years ended December 31, 2009 and 2008 was $100,097 and $5,791, respectively.

COGILITY SOFTWARE CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 11- SUBSEQUENT EVENTS

On October 1, 2010, the Company signed an agreement for the purchase of 49% of the common stock of Cortez Systems (Cortez) for $526, a recently formed company in the business of providing software project applications and related services to government and non-government clients. Pursuant to the agreement, the Company agreed to advance Cortez $5,000 each month during the period October 2010 through March 2011, for a total of $30,000 for working capital needs.

On November 4, 2010, Cogility entered into letter of intent with Acquired Sales Corp. whereby, if consummated, would result in Cogility merging with and into a wholly-owned subsidiary of Acquired Sales Corp. Cogility intends to issue convertible debt, debt with detachable warrants or options, or other financial instruments; therefore, if such financial instruments are issued, the terms of a definitive agreement with Acquired Sales Corp. would likely change. Based on the current financial structure of Cogility, the terms of the letter of intent would require Acquired Sales Corp. to effect a 1-for-20 reverse stock split, to issue 2,175,564 post-split common shares to the Cogility common shareholders and to issue stock options to existing Cogility stock option holders to purchase 497,170 post-split common shares at exercise prices ranging from $1.06 to $5.00 per share. The stock options would vest upon the completion of a private placement of at least $500,000.

On September 14, 2010, the Company signed a letter forgiving repayment of $42,783 in loans to a Company executive. The Company also signed a letter agreeing to pay that executive $168,967 in one-time commissions, with payment deferred until 30 days after the closing of a private placement of common stock or debt convertible into common stock in the total amount of at least $2,000,000. On September 16, 2010, the Company signed a letter forgiving repayment of $53,000 in loans to a Company executive. The Company also signed a letter agreeing to pay that executive $47,000 in additional salary, with payment deferred until 30 days after the closing by Cogility of a private placement of common stock or debt convertible into common stock in the total amount of at least $2,000,000. On September 29, 2010, Cogility signed letters forgiving repayment of loans to three Company executives and officers in the amount of $5,000 each. The forgiveness of debt will be recognized as compensation expense on the dates forgiven.

On December 14, 2010, the Company issued a promissory note to an entity related to an officer of the Company in the amount of $200,000 to finance working capital needs. The note bears interest at 5% per annum, is due December 31, 2013 and is unsecured. Interest payments are due quarterly starting in March 2011.

Mergers, Consolidations, Acquisitions and Similar Matters.

Our board of directors adopted resolutions and a majority of our stockholders have elected to acquire Cogility Software Corporation, a Delaware corporation ("Cogility"), through a to be formed wholly-owned subsidiary of the Corporation via a "reverse merger" (the "Merger"), pursuant to which Cogility would be merged with and into a wholly-owned single purpose merger subsidiary of the Corporation, with Cogility being the survivor of the Merger and a wholly-owned subsidiary of the Corporation. Cogility is a developer of Model-Driven Complex Event Processing software technology for the U.S. defense and intelligence communities and private sector corporations which have complex information management requirements (www.cogility.com). The approximate terms of the Merger, as negotiated and approved by the independent members of the Corporation's Board of Directors, would be as follows:

(i) the 11,530,493 outstanding shares of common stock of Cogility ("Cogility Stock") would be exchanged for an aggregate of 2,175,564 post 1 for 20 reverse split shares of the Corporation's common stock, par value $0.001 per share ("Acquired Sales Stock"), which would result in Cogility's current stockholders owning approximately 88.2% of the Acquired Sales Stock outstanding following the closing of the Merger (excluding any shares of Acquired Sales Stock that might be issued prior to the closing of the Merger in any capital raise or pursuant to the exercise of outstanding options); and

(ii) the outstanding options to purchase 2,635,000 shares of Cogility Stock with exercise prices between $0.20 - $1.40 per share of Cogility Stock would be exchanged for options to purchase an aggregate of 497,170 shares of Acquired Sales Stock with exercise prices that are 5.3 times higher than their respective exercise prices prior to the Merger but in no event exceeding $5.00 per share of Acquired Sales Stock; and

(iii) the outstanding options to purchase 2,500,000 shares of Cogility Stock with an exercise price of $0.377358 per share of Cogility Stock held by the Corporation's Chairman and Chief Executive Officer would be exchanged for options to purchase an aggregate of 471,698 shares of Acquired Sales Stock with an exercise price of $2.00 per share of Acquired Sales Stock; and

(iv) the outstanding options to purchase 795,000 shares of Cogility Stock with an exercise price of $0.000001 per share of Cogility Stock held by the Corporation's Chairman and Chief Executive Officer and by two of the Corporation's directors would be exchanged for options to purchase an aggregate of 150,000 shares of Acquired Sales Stock with an exercise price of $0.001 per share of Acquired Sales Stock; and

(v) the outstanding Cogility management bonus plan would be eliminated, replaced by the issuance of options to purchase an aggregate of 1,500,000 shares of Acquired Sales Stock with an exercise price of $5.00 per share of Acquired Sales Stock, with half of such options to be allocated as of the closing date of the Merger, and the other half of such options to be allocated prior to the first anniversary of the Merger, with the vesting of such options being contingent upon the grantees thereof serving continuously as an employee, director or consultant of or to Cogility from the closing date of the Merger  (or from the date of hire) until the third anniversary of the Merger, upon Cogility having earnings before interest, taxes, depreciation and amortization ("EBITDA") of $1 million or more in each of four consecutive full calendar quarters during the first twelve full calendar quarters following the closing of the Merger, and upon such grantees signing a comprehensive waiver and settlement of all claims of any nature against the Corporation, Cogility, and their respective directors, officers, stockholders, agents and representatives; and

(vi) options to purchase an aggregate of 630,000 shares of Acquired Sales Stock with an exercise price of $2.00 per share of Acquired Sales Stock would be issued to the Corporation's Chairman and Chief Executive Officer and to five of the Corporation's directors.

Acquired Sales History And Organization

We were organized under the laws of the State of Nevada on January 2, 1986. In August 2001, we ceased all of our prior operations and remained dormant from then until May 27, 2004 when we began our current development stage activities. We have had no material operations in the past three years.

For the past several years, we have been seeking and investigating businesses with the intention of acquiring one or more businesses if warranted. We believe that Cogility warrants acquisition.  The sole director and the holders of over 90% of the shares of stock of Cogility have already approved of the acquisition pursuant to the terms set out herein.

Cogility Software Corporation

Cogility has developed software technology that is solving a mission-critical problem facing the US defense and intelligence communities and many corporations today: how to quickly access and analyze the avalanche of data being generated by disparate sources and stored in many different databases.

Cogility provides Model Driven Complex Event Processing software technology for the U.S. defense and intelligence communities and private sector corporations with complex information management requirements. Cogility's website can be reviewed at www.cogility.com. Cogility is the first company to deliver a comprehensive offering that melds the complexities inherent in a multi-vendor enterprise integration solution into a single, yet sophisticated product. Cogility's software technology reaches beyond the promise of current composite application solutions to deliver an advanced, end-to-end solution for the design, deployment, execution, testing, monitoring and maintenance of complex, enterprise-wide composite applications.

History

Cogility was incorporated in Delaware in 2002 under the name Ceira Software, Inc. Ceira Software, Inc. changed its name to Cogility Software Corporation in 2003. Soon after its incorporation, a related company called Ceira Technologies Inc., which had the same Chief Executive Officer and the same shareholders as Cogility, contributed certain software and other intellectual property rights to Cogility.

Management

Cogility’s management team is led by Matthew Ghourdjian, its founder and Chief Executive Officer. Matthew Ghourdjian has 33 years of experience in the technology industry. Matthew Ghourdjian was a founder of CoderCard, Digital Convergence, Ceira Technologies Inc., and Cogility. Matt is a former partner at KPMG Consulting and Arthur Andersen.

Offices and Employees

Cogility company currently has offices in San Jose, California, in Anaheim, California, and in Alexandria, Virginia. Cogility has a total of 13 full-time and 6 part-time employees, including 11 software engineers. None of these employees are covered by collective bargaining agreements. We believe that relations with our employees are good.

Software Technology Products

(1) Cogility Studio™

Cogility Studio™ is Cogility's flagship product. Cogility Studio™ is an object-oriented, model driven, integrated development environment for creating complex, service oriented and event-driven composite applications (applications that include a high degree of integration with existing or external applications) that solve difficult problems. Cogility Studio ™ is 100% standards based, deploying on any database or application server. Cogility Studio ™ has been deployed in high volume, mission-critical applications since 2003.

Using Cogility Studio™, organizations can more easily expand enterprise applications to leverage existing information and business logic that is currently locked within legacy applications. IT teams can deliver robust and scalable business solutions more quickly, giving an organization the foundation it needs to operate efficiently and competitively over time.

Cogility Studio™ allows the creation of anything from simple composite applications to unprecedented systems while keeping the focus of all stakeholders on the business/mission objectives. The revolutionary Dynamic Model Driven Architecture™  technology allows continuous updates and maintenance from the system model while reducing IT administration and management costs. The system model allows technical and non-technical stakeholders to collaborate on system definition and logic

Cogility Studio™ is three tightly integrated applications: Cogility Modeler, Cogility Manager and Cogility Insight. Cogility Modeler’s standards based UML modeling environment enables one to author a business process in an easy to use visual programming environment. One can deploy that model as an application on any J2EE application server by “pushing” it into the Cogility Manager run-time environment and managing and analyzing that running application using Cogility Insight.

(a) Cogility Modeler

Cogility Modeler is an integrated development environment (IDE) for the collaborative authoring of an enterprise system model. Like an IDE for developing code and code objects, it provides a single tool for working with many types of system artifacts. Unlike a typical IDE concerned only with individual entities, Cogility Modeler provides visibility over an entire system and semantic consistency checking between artifacts of a system. That system may include any or all business processes that span the enterprise, the messages between components of that system, and the data and operations of that system. All of these are described as artifacts of an enterprise model created in Cogility Modeler. The model may be developed collaboratively with contributions from people at both the high-level, conceptual end and the low-level, implementation end. The model becomes fully executable when deployed as a J2EE application.

An enterprise model consists of artifacts grouped in the following areas:

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Information Modeling - The artifacts of the information model describe the business objects of the enterprise. A customer, for example, is represented as a class artifact with such attributes as first name, last name, customer ID, address and so forth.

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Message modeling - The message model is concerned with the communication between the application and the outside world (other applications). Message artifacts represent JMS messages, which are connected to conversion artifacts that isolate the model from the physical communication and enforce the abstractions. This allows the business logic to deal with “events” that are separate from the technology concerns.

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Behavior modeling – Objects in the Cogility system have behavior and respond to events (external and internal). This allows the system to be dynamic, and to localize changes to the part of the model directly affected by a change. The behavior modeling also includes the inclusion of human users into the process logic of the system for consultation or information presentation purposes. The synergy of automation and human control is a key enabler of complex event driven process based systems.

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Transformation modeling - At the heart of an integration model, transformation objects describe the way data from an application gets mapped to another application. Transformation maps, classifier maps and feature maps are all examples of transformation artifacts defined by the CWMM standard and implemented in the Cogility transformation engine. Cogility is unique in allowing transformations to be embedded in a process allowing automation or manual interaction as part of the transformation process or to control the timing of the transformation.

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Web service modeling - Web service modeling artifacts provide for communication between the model's J2EE application and other systems and applications. Both SOAP and HTTP web services are support and can be supported simultaneously for the same business logic. Just like message modeling, web service modeling can generate events that are fed to the behavior model unifying the treatment of external communications.

(b) Cogility Manager

Cogility Manager is the run-time environment in which the deployed composite application runs. It enables a model created in Cogility Modeler to run as a composite application on a specific application server with a specific database for the run-time repository.

Cogility Manager includes the libraries and routines that run the composite application on a specific J2EE application server, which provides system security and enables system messaging and database transactions.

The Cogility Manager metadata layer is running on the J2EE application server machine and provides the process, business logic, and integration support expected by the generated model-driven application

The model-driven business logic and data repository layer is the Java application generated from the project model.

(c)  Cogility Insight

Cogility Insight is the model execution visualization environment for review and analysis of system performance. It permits users to immediately execute and visualize deployed models without the need for custom user-interface programming. This saves significant time and assures compatibility with running processes.

Cogility Insight's features include:

•	An authentication layer that restricts access to critical information based on user account and password;
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Access to business data through the web Services layer, supporting easy access from across and outside a user's enterprise with standard security features that are provided through web server technology;

•	Access to business web service interfaces permitting service invocation for testing purposes;
•	Auditing of executing as well completed processes, with full access to runtime state data;
•	Display of accumulated usage and trend analysis of the relevant key performance indicators (KPI’s) defined by the user in the Cogility system model;
•	Automatic updating as the model is updated and redeployed without the need for additional manual steps;
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Access to configuration management version numbers for all deployed artifacts, including business process definitions, encapsulated business logic, business web services, queries, to facilitate configuration identification throughout the system development and maintenance life cycle.

Cogility Insight is a web application that runs on your J2EE application server. As such, Cogility Studio must be deployed to that application server and the server must be running in order to run Cogility Insight.

(2) Dynamic Template Event Processing Language

Cogility's Dynamic Template Event Processing Language (TEPL) allows projects to continuously monitor large data sets and direct analyst attention. The system is designed to find activity that might be missed by manual inspection. By grouping relevant information together around detected pattern matches the system can optimize analyst time, and reduce the chance of missed cues. Analysts are provided a wealth of information about each hit including all the information matching templates, the information surrounding the match that may have relevance, and tools to expand or narrow the focus of the investigation from the match. Analysts can further register interest in activities that may support their role without those matches implying elevation of the event to other analysts. This supports analysts that are performing special analysis across areas of responsibility, or across functional boundaries.

The Cogility TEPL provides a visual language for defining templates that match against streams of events. The system involves separating events into streams based on criteria defined by the project, and then matching templates to those streams. This allows great flexibility in detecting meaningful activity within a large set of data or observations.

The full range of Cogility Studio features is available to collect and aggregate the data to be processed. It is presented to the TEPL runtime by the project model. Once TEPL is presented with an event it goes through grouping then template matching, then analysis.

Event grouping allows template matching on pre-filtered content. This supports scalability and reduces clutter. Criteria are project specific and can include geospatial boxing, use of cultural or linkage data held by the project, or other criteria applicable to the data set.

Once events are grouped templates are matched against the group to lay the groundwork for analysis. Templates are project specific and can be shared between projects. Templates allow matching of events both in terms of temporal ranking, geospatial proximity, and project specific criteria applicable to the template. The full range of Cogility Studio capabilities can support template matching and is our Dynamic Matching Logic.

Once templates have been matched to groups the results are ranked and tested against analyst thresholds to allow notifications, warnings, and updates to all levels of authority.

In addition to basic matching of events to template steps based on type categorizations the TEPL language provides for open ended matching logic using OCL scripting. This feature allows any criteria or related data item to be tested in the matching process. This dynamic logic allows such things as matching a person based on known associates, known travel patterns, or doing a database lookup to check status in an external system. This also provides an opportunity to have the matching logic consider several events or related events as part of the matching criteria constituting support for complex event processing as tests can require temporal, geospatial, or other connections between events to cause a match.

Cogility’s model driven, visual approach allows the solution to be expressed closer to the problem domain. Whereas code based solutions do nothing more than mechanical syntax checks at design time, Cogility’s holistic model additionally allows more meaningful semantic checks to be performed at design time. This increases confidence in the solution and reduces the testing cycle. Domain analysts are able to participate more directly in the development process and the development teams are smaller. The traditional barriers between domain analysts and coders are removed. Solutions are easier to create but more importantly, easier to evolve and maintain over time.

(3) Cogility Intel Framework

The Intel Framework provides integration with the Cogility Template Event Processing Language to perform pattern-based searches of collected information, collection guidance, and differentiation of suspect activity patterns. The Intel Framework is built on top of Cogility Studio and relies on that product for integration with existing and legacy systems and information sources, and for workflow features.

The Cogility Intel framework provides a pre-built set of tools for jump-starting intelligence or investigative projects. The framework provides the following key components:

(a) Case File Management.  The central component of the Cogility Intel Framework is case file management. Case files can be created and formed manually by analysts to track information and evidence related to an incident, a suspect, or a combination of events and targets. Case files can also be created automatically with the use of the Cogility Template Event Processing Language component.

(b) Web User Interface.  The Intel Framework is server based and includes a web user interface for accessing and directing component activity. The web user interface is analyst centric focusing on the workflow, tasks, and activities analysts engage in during investigations.

(c) Evidence Accrual.  There is a large difference between information and evidence, limits on what collection methods can be used, and evidence can come in physical form needing identification and tracking. The Intel Framework provides tracking, identification, and support for processes related to Evidence Accrual.

(d) Geospatial-Temporal Mapping.  Information within the Intel Framework is tracked in Geospatial and Temporal dimensions. The information and the connections between it can be displayed geospatial on a map, temporally on a time line, and in several forms to highlight linkages and clustering.

(e) Link Discovery, Mapping, and Evaluation. A central part of tracking an investigation is working with links between people, suspects, witnesses, and victims. The Intel Framework tracks linkages, types of links, information substantiating links, and supports entity extraction (using an external tool).

(f) Human-in-the-loop Tasking and Collaboration.  The Intel Framework includes a component for human in the loop tasking and collaboration. This component allows workflow within the organization to be automated and support the investigation process. The collaboration can reach outside the organization to experts and other supporting organizations that are routinely involved in support activities (through the web user interface, email, SMS, and other methods), or to those occasionally involved (through email and similar contact methods).

Technology Differentiators

The Cogility solution treats process execution, web service orchestration and data synchronization simultaneously. Cogility’s pre-architected data environment supports horizontal process and data integration, cuts across all databases, and leverages existing “standards compliant” J2EE application server technologies. Cogility is cost effective, easy to support and can scale to support even the largest and most complex requirements. Cogility Studio allows one to create, modify and maintain very complex systems with much lower resource commitments.

We believe that Cogility's software technology products can be differentiated from our principal competitors' products such as Rational Rose and NetBeans for the following reasons:

(1)  Direct Execution. What makes Cogility Studio™ significantly different than other visual programming environments is that the models created by Cogility directly execute as specified. In other words, Cogility’s high-level UML based models are deployed to an executable platform with a single button “push” and are directly executed without further coding or translation. During deployment, Cogility Modeler creates the Java beans, deployment descriptors, routines and other Java run-time utilities. A user does not have to write any Java code to complete the deployment because deploying a model not only creates the Java application, but the run-time environment that manages interactions between the composite application, the specific application server and the database for the run-time repository. Pushing the model creates the tables on the run-time repository for the model objects (such as the M2E conversions, events, web services, and so on), and for the business objects that are created at run-time (such as Customers, Addresses and Products); it also creates the Java beans, deployment descriptors, routines and libraries that manage the communication between the composite application, the J2EE application server and the run-time repository. Without service interruption, modified or new modeling artifacts (objects) are “re-pushed” to execution creating a holistic lifecycle that reduces system development, maintenance and enhancement costs by 50% to 70% over the life of the application.

(2) Elimination of Technical Barriers

Cogility’s innovative approach allows solutions to be rapidly prototyped using visual modeling techniques to create solutions that are extremely change-tolerant and highly responsive to the needs of the organization. Intense research and development efforts have gone into creating an environment that eliminates the technical barriers to entry for creating complete high performing solutions, thus ensuring that business needs -- not the complexities of the technical platform -- define the complexity of the solution.

Cogility Studio changes the software development paradigm by allowing programmers to directly encode the business user’s requirements into a model, so work can begin with minimal requirements. Cogility’s powerful and elegant multi-user modeling and deployment environment supports rapid and continuous changes, so development can be highly iterative since changes and modifications are made in the model and “pushed” to execution with almost no cost penalty.

In addition, Cogility provides frameworks aimed at several verticals to further reduce the development effort for new projects. These frameworks provide an integrated web user interface, basic abstractions for the vertical, and a set of standard processes that can be a starting point for a project while leveraging past project experience. All frameworks are tightly integrated into Cogility’s Modeler environment providing vertical specific consistency checks, visual treatment of key abstractions, and tailored modeling presentation for the vertical’s domain concepts.

(3)  Integration Infrastructure. A suite of integration features such as automatic database persistence, web service and messaging connectivity, XML document handling, and background task management are built into the system and exposed at the modeling layer so low level coding isn’t required.

(4)  Composite Application.  Cogility’s long running visually modeled processes aren’t used just to create automatic processes by stringing a series of web services together. They are used to create arbitrary combinations of automated and human assisted processes. The domain specific application that is being supported by these processes is itself in the model creating a seamless composite application that is easy to extend. A Composite application goes beyond simple integration of data, by typically subsuming the operations and interfaces of other applications by providing a unified set of functions, often removing the need to directly access the integrated applications for typical tasks. For example in a telco environment a composite application might integrate the billing, order entry, and workforce management functions into one integrated customer care and self service web interface. This would require that the new application not just exchange data with the existing systems, but add new functions such as the custom self service portal, and often means having integrated interfaces for call center agents that would in the past be accessing each system separately.

(5) Rapid Prototyping.  The combination of model driven development along with the fact that the entire application (the domain specific logic as well as the integration aspects) lives in the same model, allows for rapid prototyping.

(6) Parallel Execution.  The Cogility approach leverages concurrency in processes and can utilize multiple processors or multiple servers to execute the concurrency modeled into the system. Concurrency is addressed using transactional programming, proven over the last 30 years, rather than difficult to use low-level techniques like threads, locks, and semaphores required by code based solutions to utilize multi-core systems.

(7) Development Methodology.  An iterative development process is a natural complement to the rapid model driven prototyping approach. Thin, end-to-end solutions are quickly created to allow the end user, early visibility into the system. This allows the system to be modified and corrected early on and reduces later more costly rewrites. Cogility typically delivers a project or the first phase of a longer project within 2-4 months of the project start.

(8)  Operates on Standards Based Infrastructure.  Rather than creating esoteric systems, Cogility’s innovative model driven approach is layered on top of existing technologies, thereby reducing personnel training time and risk of maintaining the running system. Cogility’s dependencies are limited to Java, J2EE compliant application servers and JDBC compliant relational databases.

(9) Adaptability. Cogility’s built-in artifacts provide a powerful set of capabilities that can be adapted to a wide range of problem types. This flexibility, coupled with the model driven approach, allows domain specific solutions to be created quickly. Cogility has created solutions for the finance, telecommunication and health industries. More recently, the same techniques have been applied to defense industry problems like Time Sensitive Effect Operations and Counter IED projects.

(10) Rapid Deployment. Once the design time modeling activities are completed, the model can be deployed to the execution platform with a single button push. Re-push of modified models can take as little as 15 seconds and typically takes no more than 30 to 60 seconds, depending on the number of changes. Cogility has developed processes to allow hot deployment of models, eliminating the need to stop the running application while a new version of the application is being deployed.

(11)  Runtime Scalability.  Cogility applications run inside J2EE application servers but they are meta-data based, instead of code based. This allows the application server to be a simple caching, computing device and all the data and application state changes are preserved in the database. A theoretically unlimited number of app-servers can be pooled together to increase processing throughput without requiring special design on the modelers’ part. The other part of the running applications is standard relational databases. These can also be maintained and scaled using traditional techniques.

(12) Integration Infrastructure.  A suite of integration features such as automatic database persistence, web service and messaging connectivity, XML document handling, and background task management are built into the system and exposed at the modeling layer so low level coding is not required.

Patents Pending

Cogility's software technology is in a nearly continuous process of improvement, and is currently the subject of two pending applications for U.S. patents.

Licensing

Cogility typically licenses its software technology for specific customer projects. Depending upon the customer's needs, Cogility currently offers production and deployment server appliances, storage, workstation software, and other products, at list prices ranging between $9,950 for a Cogility Event Matching Template Editor, up to $2,195,000 for a Cogility Enterprise-T Production Server Appliance and Storage with Database Clustering.

Consulting Support

In addition to Cogility’s industry leading tool set, their thought leadership in key projects and problem approaches has supported clients with critical consulting support on difficult problems.

On larger projects Cogility chooses to partner with larger consulting organizations to meet customer needs while retaining a focus on solid proven products and frameworks that provide leverage, and allow addressing unprecedented systems needs.

Benefits to Customers

We believe that Cogility's ground-breaking approach to composite application development enables its clients to make informed decisions about the structure and strategy of their enterprise-wide application planning, and allows them to quickly realize system-wide, cross-organizational benefits, including:

•	Optimization of existing IT investments
•	Reduced IT costs and complexity
•	Faster development schedules
•	Improved enterprise-wide data management and data integration
•	Definition and adherence to sound business practices

Organizations can create complex applications without the need for specialized Java code to specify custom business logic. This allows project teams to focus more fully on important business issues. Cogility's model-based approach defines complex business logic within the model, which then executes within any scalable, commercially available and vendor independent J2EE Application Server environment.

Sales and  Marketing

Cogility markets its products and services primarily through direct marketing, and through Cogility's website. To date Cogility has lacked the financial resources to engage in any advertising or promotional campaigns.

On some projects Cogility has chosen to partner with larger consulting and technology organizations that already have contracts with certain agencies within the U.S. defense and intelligence communities.

Cogility is also working with two minority-controlled businesses to market advanced software products both to the U.S. defense and intelligence communities, and to state, county and local governments:

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Cogility has entered into a Strategic Alliance Agreement and related agreements with privately owned and controlled Defense & Security Technology Group, LLC, South Riding, Virginia ("DSTG"). DSTG is pursuing a number of potential consulting and software technology projects with the U.S. defense and intelligence communities that may result in the deployment of Cogility software technology. Cogility holds options to purchase membership interests in DSTG; those options are subject to the prior fulfillment of certain contingencies.

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Cogility has entered into an Agreement with privately controlled Cortez Systems, Chino Hills, California. Cortez Systems is developing and marketing certain technological solutions developed by Cogility to municipal, county, and state government agencies, initially within California. Cogility owns 49% of the shares of common stock of Cortez Systems, and holds an option to purchase the other 51% of the shares of common stock of Cortez Systems.

Clients

Cogility sells its products both to governmental and non-governmental clients.

On the governmental side, Cogility's primary sales efforts have been directed toward the federal government's defense and intelligence communities. Cogility's Dynamic Template Event Processing Language (TEPL) is helping Department of Defense clients to continuously monitor large data sets from disparate systems while providing the warfighter and intelligence analyst with information organized in such a manner as to help them understand the adversaries' actions and intent.

During the past two years -- without any advertising or promotional campaigns -- Cogility has gained significant traction within the U.S. defense and intelligence communities, as evidenced by its most recent contract with the Joint IED Defeat Organization (JIEDDO), which leads U.S. Department of Defense actions to rapidly provide Counter Improvised Explosive Device capabilities to U.S. troops.

On the private sector side, Cogility's clients include corporations involved in finance, healthcare and telecommunications such as CashCall, Apria Healthcare, and Australian satellite based subscription television SelecTV.

Competition

Cogility faces intense competition in the sale of software technology to the U.S. defense and intelligence communities. This competition is expected to continue to intensify in the future as a result of industry consolidation and the slowdown or reduction in federal spending for defense and intelligence.

Cogility competes with a large group of companies that sell software to the U.S. defense and intelligence communities, many of which companies have longer operating histories, greater name recognition and have greater financial, technical, sales, and marketing resources than we have. These competitors include but are not limited to Oracle, IBM, Microsoft, Northrop Grumman, Lockheed Martin, Raytheon, SAIC, and The Boeing Company.

Cogility's ability to compete depends upon several factors, including the following: (1) the capabilities of Cogility's software technology to perform Complex Event Processing easier, faster, more comprehensively, in real time, more reliably, and at a lower cost than its competitors' products; (2) Cogility's ability to educate, persuade and verify such capabilities to skeptical federal decision-makers; (3) Cogility's ability to sell into the federal space, which includes issues such as: security clearances; sales and marketing; bidding processes; contract vehicles; pricing of products, associated training, services, support and maintenance; availability and timing of funding; implementation timetables; resistance from entrenched competitors; and other considerations. Additional competitive factors include, but are not limited to, Cogility's reputation, knowledge of the federal defense and intelligence communities, and responsiveness to clients.

Amendment of Charter, Bylaws or Other Documents

Amendment of Articles to Increase Authorized Stock

Our board of directors adopted resolutions and a majority of our stockholders approved such resolutions to amend the Corporation’s articles of incorporation to increase the Corporation’s authorized shares of common stock, par value $0.001 per share, from 50,000,000 shares to 100,000,000 shares.

Reasons for increasing the authorized stock

We are increasing the amount of our authorized and outstanding  Common Stock primarily to   make available additional shares of our capital stock if our Board determines that it is necessary or appropriate to permit future stock dividends or stock splits or to issue additional shares to raise capital through the sale of securities, to acquire one or more other companies or their  businesses or assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees, officers, or directors or to pursue other matters.  The increase in our authorized capital will not have any immediate effect on the rights of our existing stockholders.

 To the extent that additional authorized shares are issued in the future, such issuance may decrease our existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders.  The holders of our Common Stock have no preemptive rights.  The increase in our authorized capital will not have any immediate effect on the rights of our existing stockholders, and did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation or otherwise.

We currently have no plans, commitments or arrangements to issue the additional authorized shares other than shares and options to be issued in connection with the acquisition of Cogility. However, we are considering the sale of common stock or preferred stock, or incurring additional indebtedness, in order to fully or partially repay existing indebtedness of ours or of Cogility, and to provide us and Cogility with working capital. Because of Cogility’s current severe liquidity problems, we hope to raise such additional capital in the near future. In addition, we continue to explore possible acquisition transactions, some of which could involve the issuance of additional shares from time to time and/or the incurring of additional indebtedness in order to consummate such transactions.  Finally, the Company may issue additional shares from time to time to its consultants, directors or employees as compensation for services performed for the Company.

The increase in the number of authorized shares and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by our stockholders.  Shares of authorized and unissued common stock and preferred stock could (within the limits imposed by applicable law and stock exchange policies) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely.  For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid.  Any such issuance of additional stock could have the effect of diluting our earnings per share and book value per share of outstanding shares of our common stock or the stock ownership and voting rights of a person seeking to obtain control of the Company.  The relative rights and limitations of the shares of Common Stock will remain unchanged under the Amendment.

The Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed herein, that may have material anti-takeover consequences.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

We will accomplish the increase in our authorized capital by filing of the Amendment to our Articles of Incorporation with the Nevada Secretary of State on or about February ___, 2011 or as soon thereafter as possible.

RISK FACTORS

The following risk factors have been written assuming that the merger of Acquired Sales and Cogility has been completed. Our business is subject to numerous risks and uncertainties. These risks and uncertainties may cause our operations to vary materially from those contemplated by our forward-looking statements. These risk factors include:

Risk Factors Relating to Our Company and Our Stock

Our balance sheet is weak and we lack liquidity

Our balance sheet is weak. We have very little cash on hand and our payables are greater than our cash on hand. We can give no assurance that our working capital will be adequate to meet all of our short-term liquidity requirements include payroll. During the past few months, we have restructured over $500,000 of overdue debt and bonuses owed to our employees, in order to try to give us breathing room to raise additional capital. There is no guarantee that we can obtain the funding needed for our operations on acceptable terms, if at all, and neither our directors, officers, or any third party is obligated to provide any financing. A failure to pay our debts and payroll obligations when they become due and payable could materially adversely affect our company and the trading price of our Stock.

We may not be profitable in the future

We have not been profitable during most of our years of operation. We face many risks that could prevent us from achieving profits in future years. We cannot assure you that we will be profitable in the future. In the Merger, we acquired Cogility. Cogility has a very limited history of operations, and has been unprofitable in all but one year of its operations. Our acquisition of Cogility involves significant risk, as there can be no assurance that the business of Cogility will be successful or generate any profit. A failure to achieve profitability could materially adversely affect our company and the trading price of our Stock.

Our Stock lacks a meaningful public market

At present no active market exists for our Stock and there is no assurance that a regular trading market will develop and if developed, that it will be sustained. An owner of our Stock may, therefore, be unable to sell our Stock should he or she desire to do so. Or, if an owner of our Stock decides to sell our Stock, such sales could drive the price of our Stock significantly lower. Furthermore, it is unlikely that a lending institution will accept our Stock as pledged collateral for loans. This lack of liquidity could materially adversely affect our company and the trading price of our Stock.

Our Stock may never be listed on a national exchange

Our Stock may never meet the listing requirements of a national exchange. You should not assume that an effort to list our Stock would be successful, or if successful, that such listing requirements will be maintained, including but not limited to requirements associated with maintenance of a minimum net worth, minimum stock price, and ability to establish a sufficient number of market makers.

Our Stock may be considered a "penny stock" and may be difficult to trade

The U.S. Securities and Exchange Commission ("SEC") has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions.  The market price of our Stock may be less than $5.00 per share and, therefore, may be designated as a “penny stock” according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, to obtain a written agreement from the purchaser, and to determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our Stock and may adversely affect the ability of investors to sell our Stock, and may materially adversely affect our business and the trading price of our Stock.

Our Stock lacks institutional or analyst support

Our company has limited if any institutional support. In addition, investment banks with research capabilities do not currently follow our Stock. This lack of institutional or analyst support lessens the trading volume and general market interest in our Stock, and may adversely affect an investor's ability to trade a significant amount of our Stock. This lack of institutional or analyst support could materially adversely affect our company and the trading price of our Stock.

The public float of our Stock is small

The public float of our Stock is small, which may limit the ability of some institutions to invest in our Stock. This lack of liquidity could materially adversely affect our company and the trading price of our Stock.

The trading price of our Stock may be volatile and could drop quickly and unexpectedly

The stocks of micro-cap and small-cap companies, especially technology companies, have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macro-economic developments in North America and globally, and market perceptions of the attractiveness of particular industries. This volatility could materially adversely affect our company by making it more difficult to raise capital or complete acquisitions. In addition, securities class-action litigation often has been brought against companies following periods of volatility in the market price of their securities. Our company may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert our management’s attention and resources away from our business. For these reasons and others, quick and unexpected drops in the trading price of our Stock are likely from time to time. Volatility in our Stock price could materially adversely affect our company and the trading price of our Stock.

It may be difficult to predict our financial performance because our quarterly operating results may fluctuate

Our revenue and operating results may vary significantly from quarter to quarter due to a variety of factors, some of which are beyond our control. The factors that may affect our quarterly operating results include, but are not limited to, the following:  (1) fluctuations in customer demand for our products and services; (2) the timing and nature of future sales transactions and the accounting treatment with respect to customer contracts; (3) the timing and nature of future capital raises and acquisitions;  (4) the introduction of new products or services and the market responses to those introductions;  (5) customer budgetary pressures and the timing of availability of funding for purchases, or delays in processing or making payments for products or services that have been delivered; (6) changes in pricing policies or service offerings;  (7) changes in the level of administrative costs, sales, marketing and other operating expenses to support future growth; (8) fluctuations in the cost of marketing and advertising; (9) competitive factors; (10) fluctuations in our Stock price which may impact the amount of stock-based compensation expense we are required to record; (11) possible impairments of the recorded amounts of goodwill, intangible assets, or other long-lived assets; (12) the timing and amount of expenses associated with future litigation or restructuring activities; (13) new accounting pronouncements, or new interpretations of existing accounting pronouncements, that impact the manner in which we account for, measure or disclose our results of operations, financial position or other financial measures; (14) deterioration in the credit quality of our accounts receivable and an increase in the related provision; (15) disputes or disagreements with our customers; (16) changes in our customers' strategies, budgets or priorities for developing, acquiring, deploying, or evaluating software or other technology; (17) new software or other technologies; (18) changes in laws, rules and regulations; (19) changes in our effective income tax rate; (20) costs related to the development or acquisition of software, other technology, or businesses; (21) increases in the costs of software licenses or other intellectual property-related costs; and (22) general economic conditions.

Consequently, period-to-period comparisons of our results of operations will not necessarily be meaningful, and you should not rely on period-to-period comparisons of our results of operations as an indication of our future performance. Our results of operations may fall below the expectations of acquisition candidates, of research analysts (if any), of investors, or of our own forecasts in some future periods, which may have a material adverse effect on our company and the trading price of our Stock.

We are adversely affected by the difficult economy and by turmoil in the financial markets

Our business and our clients' businesses are materially adversely affected by periods of significant economic slowdown or recession, fears of inflation or deflation, rising interest rates, declining demand for our products or our clients' products, or a public perception that any of these events are occurring or may occur, which could adversely affect our revenues, results of operations, and cash flow. In addition, the capital and credit markets have been experiencing, and continue to experience, volatility and disruption. Current national and global financial and business conditions have been very difficult, and numerous financial institutions and businesses either have gone into bankruptcy or have had to be rescued by governmental authorities. Access to financing has been negatively impacted by both sub-prime mortgages and the liquidity crisis affecting the asset-backed commercial paper market. Credit remains tight.  In many cases, the markets have exerted downward pressure on stock prices and credit capacity for certain issuers. These factors could materially adversely affect our company and the trading price of our Stock.

We may not be able to raise needed capital

We need to raise substantial amounts of additional capital, both for our existing operations, for organic growth and for acquisitions. We hope to raise capital for our Cogility Software Corporation subsidiary over the next few months, and potentially more both for our Cogility Software Corporation subsidiary and for other acquisitions. However, our aggregate future capital requirements are uncertain. The amount of capital that we will need in the future will depend on many factors that we cannot predict with any certainty, including: the market acceptance of our products and services; the levels of promotion and advertising that will be required to launch our new products and services and achieve and maintain a competitive position in the marketplace; our business, product, capital expenditures and technology plans, and product and technology roadmaps; technological advances; our competitors’ responses to our products and services; our pursuit of mergers and acquisitions; and our relationships with our customers.

We cannot assure you that we will be able to raise the needed capital on commercially acceptable terms, or at all. Delay, disruption, or failure to obtain sufficient financing may result in the delay or failure of our business plans. Our inability to raise sufficient capital on commercially acceptable terms, or at all, could have a material adverse effect on our company and the trading price of our Stock.

Our Stock may be subject to significant dilution

Our capital raising may include the sale of significant numbers of shares of our Stock or other securities convertible into our Stock. We also may issue significant numbers of shares of our Stock, or options, warrants, or other securities convertible into shares of our Stock, as a portion of the consideration for acquisitions. Such transactions may significantly increase the number of outstanding shares of our Stock, and may be highly dilutive to our existing Stockholders. In addition, the securities that we issue may have rights, preferences or privileges senior to those of the holders of our outstanding Stock. This dilution could have a material adverse effect on our company and the trading price of our Stock. In addition, we have options outstanding to purchase 3,260,448 shares of our Stock, post reverse split. If all of these 3,260,448 options were to be exercised, the number of outstanding shares of our Stock would increase significantly. This dilution could have a material adverse effect on our company and the trading price of our Stock.

Raising capital by selling our Stock is difficult to accomplish

Selling equity is difficult to accomplish in the current market. This difficulty may make future acquisitions either unlikely, or too difficult and expensive. This could materially adversely affect our company and the trading price of our Stock.

Raising capital by selling our Stock could be expensive

If we were to raise capital by selling common stock or securities convertible into common stock, it could be expensive. We may be required to pay fees equal to 7% or more of the gross sales proceeds raised, in addition to legal, accounting and other fees and expenses. In addition, when it becomes known within the investment community that an issuer is seeking to raise equity capital, it is common for the common stock of that issuer to be sold off in the market, lowering the trading price of the issuer's common stock in advance of the pricing of the issue. This could make our raising capital by selling equity securities significantly more expensive and materially adversely affect the trading price of our Stock.

Debt financing is difficult to obtain

Debt financing is difficult to obtain in the current credit markets. This difficulty may make future acquisitions either unlikely, or too difficult and expensive. This could materially adversely affect our company and the trading price of our Stock.

Raising capital by borrowing could be risky

If we were to raise capital by borrowing to fund our operations or acquisitions, it could be risky. Borrowing typically results in less dilution than in connection with equity financings, but it also would increase our risk, in that cash is required to service the debt, ongoing covenants are typically employed which can restrict the way in which we operate our business, and if the debt comes due either upon maturity or an event of default, we may lack the resources at that time to either pay off or refinance the debt, or if we are able to refinance, the refinancing may be on terms that are less favorable than those originally in place, and may require additional equity or quasi equity accommodations. These risks could materially adversely affect our company and the trading price of our Stock.

Our financing decisions may be made without Stockholder approval

Our financing decisions and related decisions regarding levels of debt, capitalization, distributions, acquisitions and other key operating parameters, are determined by our board of directors in its discretion, in many cases without any notice to or vote by our Stockholders. This could materially adversely affect our company and the trading price of our Stock.

We lack investor relations, public relations and advertising resources

We lack the resources to properly support investor relations, public relations, and advertising efforts. This puts us at a disadvantage with potential acquisition candidates, investors, research analysts, customers, and job applicants. These disadvantages could materially adversely affect our company and the trading price of our Stock.

Sales of our Stock could cause the trading price of our Stock to fall

Sellers of our Stock might include our existing stockholders who have held our Stock for years, former stockholders of Cogility who now own our Stock, or our directors, officers or employees who might exercise stock options and simultaneously sell our Stock. Since the trading volume of our Stock is very low and the amount of our Stock in the public float is very small, any sales or attempts to sell our Stock, or the perception that sales or attempts to sell our Stock could occur, could adversely affect the trading price of our Stock.

An increase in interest rates may have an adverse effect on the trading price of our Stock

An increase in market interest rates may tend to make our common stock less attractive relative to other investments, which could adversely affect the trading price of our common stock.

Increases in taxes and regulatory compliance costs may reduce our revenue

Costs resulting from changes in or new income taxes, value added taxes, service taxes, or other taxes, may not be able to be passed along to clients and consequently may adversely affect our margins. This could materially adversely affect our company and the trading price of our Stock.

We are adversely affected by regulatory uncertainties

Regulatory uncertainties regarding potential adverse changes in federal and state laws and governmental regulations materially adversely affect our business, our clients' businesses, and the trading price of our Stock.

A small number of stockholders have significant influence over us

A small number of our stockholders and members of our board of directors and management acting together would be able to exert significant influence over us through their ability to influence the election of directors and all other matters that require action by our Stockholders. The voting power of these individuals could have the effect of preventing or delaying a change in control of our company which they oppose even if our other stockholders believe it is in their best interests. Gerard M. Jacobs and Matthew Ghourdjian collectively beneficially own a substantial majority of our shares of common stock. They have agreed to vote all of the shares of our Stock that are legally or beneficially owned by them or their affiliates in favor of the election of slates of directors which have been mutually selected by them, and as to certain other matters. In addition, our shareholders have authorized Gerard M. Jacobs to seek similar shareholders agreements and/or proxies from other parties, including potential future capital sources and the owners of potential future acquisition candidates. Accordingly, Gerard M. Jacobs and Matthew Ghourdjian, if the corporate actions set out herein are consummated, will have substantial influence over our policies and management.  We may take actions supported by Gerard M. Jacobs and Matthew Ghourdjian that may not be viewed by some stockholders to be in our best interest, or Gerard M. Jacobs and Matthew Ghourdjian could prevent or delay a change in our control which they oppose even if our other stockholders believe it is in their best interests. This could materially adversely affect our company and the trading price of our Stock.

State law and our articles of incorporation and bylaws help preserve insiders' control over us

Provisions of Nevada state law, our articles of incorporation and by-laws may discourage, delay or prevent a change in our management team that stockholders may consider favorable.  These provisions may include: (1) authorizing the issuance of “blank check” preferred stock without any need for action by stockholders; (2) permitting stockholder action by written consent; and (3) establishing advance notice requirements for nominations for election to the board of directors, or for proposing matters that can be acted on by stockholders at stockholder meetings. These provisions, if included in our articles of incorporation or by-laws, could allow our board of directors to affect an investor’s rights as a stockholder since our board of directors could make it more difficult for preferred stockholders or common stockholders to replace members of the board of directors.  Because the board of directors is responsible for appointing the members of the management team, these provisions could in turn affect any attempt to replace the current or future management team. These factors could adversely affect our company or the trading price of our Stock.

Our directors and Chief Executive Officer allocate their time to other businesses

Our directors and our Chief Executive Officer are not required to, and do not, commit their full time to our affairs, thereby causing conflicts of interest in allocating their time between our operations and the operations of other businesses. Each of our directors and our Chief Executive Officer is engaged in several other business endeavors and is not obligated to contribute any specific number of hours per day or per week to our affairs. This situation limits our directors’ and Chief Executive Officer's ability to devote time to our affairs and could have a negative impact on our ability to raise money or consummate a business combination. This could have a negative impact on our company and our stock price.

Retaining and attracting directors and officers may be expensive

We cannot make any assurances regarding the future roles of our current directors and officers. Some of our current directors and officers are and will in the future be involved in other businesses, and are not required to, and do not, commit their full time to our affairs, thereby causing conflicts of interest in allocating their time between our operations and the operations of other businesses. We have no employment agreements with any of our existing directors or officers. Some or all of our current directors and officers may resign upon our raising money, upon our consummation of a business combination, or otherwise. Attracting and retaining our directors and officers may be expensive, and may require that we enter into long term employment agreements, issue stock options, and otherwise incentivize our directors and officers. The costs of these incentives could materially adversely affect our company and the trading price of our Stock.

We indemnify our directors and officers, and certain other parties

Our bylaws specifically limit the liability of our officers and directors to the fullest extent permitted by law. As a result, aggrieved parties may have a more limited right to action than they would have had if such provisions were not present. The Bylaws also provide for indemnification of our officers and directors for any losses or liabilities they may incur as a result of the manner in which they operated our business or conducted internal affairs, provided that in connection with these activities they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest. In the ordinary course of business, we also may provide indemnifications of varying scope and terms to customers, vendors, lessors, business partners, and other parties with respect to certain matters, including, but not limited to, losses arising out of our breach of such agreements, services to be provided by us, or from intellectual property infringement claims made by third-parties. We may also agree to indemnify former officers, directors and employees of acquired companies in connection with the acquisition of such companies. Such indemnification agreements may not be subject to maximum loss clauses. It is not possible to determine the maximum potential amount of exposure in regard to these obligations to indemnify, due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular situation. Use of our capital or assets for such indemnification would reduce amounts available for the operations or for distribution to our investors, which could materially adversely affect our company and the trading price of our Stock.

We do not expect to pay dividends

For the foreseeable future, it is anticipated that earnings, if any, which may be generated from our operations will be used to finance our growth and that dividends may not be paid to the holders of our Stock, which may have a material adverse effect on our company and the trading price of our Stock.

Our cost of being a publicly traded company will increase significantly now that we own a business

While we were a shell corporation, our costs of being a publicly traded company were limited. Now that we own Cogility, our legal and accounting fees, and other costs associated with being a publicly traded company, will increase significantly. These increased costs are expected to be material and to include the hiring of additional employees and/or the retention of additional consultants and professionals. These increased costs could materially adversely affect our company and the trading price of our Stock.

RISK FACTORS RELATING TO COGILITY'S BUSINESS

We are heavily dependent upon federal defense spending

We derive a majority of our revenue from the federal government, including agencies within the U.S. defense and intelligence communities. Any decline in our business with the federal government would materially adversely affect our business and the trading price of our Stock.

Federal defense spending may decrease

There is tremendous pressure on the federal government today to reduce spending because of the large federal budget deficits. These pressures are particularly acute on the U.S. Defense Department, which has begun to make statements and to take actions in this regard. Reduced federal government spending on defense contracting, including new software initiatives such as those proposed by our Cogility Software Corporation subsidiary, could materially adversely affect our business and the trading price of our Stock.

Federal contracts frequently have long lead times and are subject to delays

Due to the importance, sensitivity and complexity of the federal projects that we typically pursue, such project frequently have long lead times and are subject to delays beyond our control. Often, projects require that we produce a demo to show the functionalities of our product. Delays may be caused by factors within our control, such as possible software coding issues, as well as those outside our control, such as clients’ budgetary constraints, internal acceptance reviews, functionality enhancements, lack of trained client personnel to implement our applications, and the complexity of particular clients' needs. Also, failure to deliver product features consistent with delivery commitments could result in a delay in revenue recognition or cancellation of a project contract. In some cases, potential future federal projects are under the jurisdiction of, or are reviewed by, multiple federal agencies or communities, which sometimes causes further delays. These long lead times and delays can subject us to situations where important and highly paid personnel are not as productive or efficient as they could be, which can significantly reduce both our revenues and margins. As a result, we can give you no assurance that our current or potential future federal projects will be profitable, or at any particular margins. This situation could materially adversely affect our company and the trading price of our Stock.

Many of our competitors are larger and better capitalized

The market for software and related products and services is highly competitive. We expect this competition to continue to increase. Increased competition may result in price reductions, reduced margins and loss of our market share. If existing or future competitors develop or offer products or services that provide significant performance, price, creative or other advantages over those offered by us, our business, results of operations and financial condition would be negatively affected.

Many of our competitors are much larger and better capitalized than we are. These companies have longer operating histories, greater name recognition, larger customer bases, and have greater financial, technical, sales, and marketing resources than we have. Larger companies also have the ability to enter into select market segments and subsidize the cost of operations in order to gain market share through a variety of strategies which include price wars, advertising campaigns, the ability to cross-market brands and services, and the ability to develop better software and functionalities.  Their access to greater amounts of capital may enable them to attract top talent, and to promote national brands. These larger competitors frequently can offer a wider scope of products and services to their customers than we can.  In addition, these competitors often have many years of experience and established relationships with the major U.S. defense and intelligence agencies. These competitors include such companies as Oracle, IBM, Microsoft, Northrop Grumman, Lockheed Martin, Raytheon, SAIC, and The Boeing Company. As a result, we may not be able to compete successfully. Such a failure could materially adversely affect our business and the trading price of our Stock.

We rely upon relationships with larger and better established defense contractors

In order to grow our business in the federal defense and intelligence sectors, we must cultivate, retain and strengthen successful business relationships and marketing alliances with larger and better established defense contractors. We depend, and expect to continue to depend, on our business relationships and marketing alliances, which are companies with which we have written or oral agreements to work together to jointly pursue projects within the federal defense and intelligence communities. If companies with which we have business relationships and marketing alliances do not work together with us to jointly pursue projects within the federal defense and intelligence communities, it could materially adversely affect our company and the trading price of our Stock.

There is resistance to new software technology

There is significant resistance to new software technology. Typically there has been a substantial investment in legacy software, equipment, and training, which people are reluctant to abandon. New software technology is also resisted due to its perceived cost and due to a lack of certainty as to its benefits. Often we do not have enough champions of the capabilities and benefits of our software technology to overcome this resistance to new software technology. This resistance to new software technology can materially adversely affect our business and the trading price of our Stock.

Our software technology is difficult to understand and explain

Our software technology is complex and is often difficult to understand if you are not a highly qualified software engineer. In addition, much of our work involves dealing with classified defense and intelligence data that limits our ability to clearly explain what we do to potential investors. The difficulty involved in understanding and explaining our software technology materially adversely affects our business and the trading price of our Stock.

Our software technology may suffer from design or performance defects

If our software technology suffers from design or performance defects, we could become subject to significant liability claims. Technologies as complex as our software technology may contain design and/or performance defects which are not detectable even after extensive internal testing. Such defects may become apparent only after widespread commercial use. Our contracts with our customers currently do not contain provisions to completely limit our exposure to liabilities resulting from liability claims. A product liability claim brought against us could cause significant damage to our reputation, and could cost us financially in terms of legal fees, damages or fines, and costs to cure the defects. This could materially adversely affect our company and the trading price of our Stock.

Our brand awareness is extremely limited and we have no advertising

Our software subsidiary has very limited brand awareness, and developing adequate brand awareness may not be possible or may be too costly to achieve.  Many of our competitors have much more widespread brand awareness and much more financial ability to promote their brands.  In addition, our brand and reputation are closely associated with the business and personal reputations of our key personnel. Any damage to the business or personal reputation of our key personnel could have a material adverse effect on our business and the trading price of our Stock.

We may not be able to protect our intellectual property from unauthorized use

Our success depends in part on our proprietary software technology. The protection of our intellectual property using patents may be critical to our success. We will likely rely on a combination of patents, licensing arrangements, trade secret laws, contractual restrictions, and confidentiality procedures to establish and attempt to protect our proprietary software technology and rights that we may acquire. Despite our efforts to protect those proprietary software technology and rights, we may not be able to prevent misappropriation of those proprietary software technology and rights, nor be able to deter independent development of software technologies that compete with us. Third-party software providers could copy or otherwise obtain and use our technologies without authorization or develop similar technologies independently which may infringe upon our proprietary rights. We may not be able to detect infringement and may lose competitive position in the market before we do so. In addition, competitors may design around our technologies or develop competing technologies, and unauthorized parties may attempt to disclose, obtain or use our products and services or technologies. Intellectual property protection may also be unavailable or limited in some foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States. We may be required to spend significant resources to monitor and police our intellectual property rights. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. Further, it is likely that we will have to protect patents in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. If we fail to successfully enforce our intellectual property rights, the value of our products and services could be diminished and our competitive position may suffer. These factors could materially adversely impact our company and the trading price of our Stock.

We may face intellectual property actions that are costly or could hinder or prevent our ability to deliver our products and services

We may be subject to legal actions alleging intellectual property infringement (including patent, trademark, copyright or other proprietary rights infringement), unfair competition or similar claims against us. Companies may apply for or be awarded patents or have other intellectual property rights covering aspects of our technologies or businesses. Any litigation alleging intellectual property infringement by us, with or without merit, could result in substantial costs and diversions of resources,  could require us to change our business practices, could potentially hinder or prevent our ability to deliver our products and services, and could divert management’s attention. This could materially adversely affect our company or the trading price of our Stock.

We use database and application server software provided by others

Cogility requires a database and application server to operate. Cogility currently sells its products bundled with database and application server software from Oracle under an Embedded Software License (ESL) agreement. Cogility's software operates equally well with similar offerings from IBM and other vendors. However, a change from Oracle may affect potential customers' acceptance of Cogility's products.

Our operations are not all in one location

We have offices in San Jose and Anaheim, California, and in Alexandria, Virginia. Matthew Ghourdjian, the Chief Executive Officer of Cogility, is a resident of Colorado, and two of our key software engineers live in Colorado and Ohio, respectively. Gerard M. Jacobs, our Chief Executive Officer, is a resident of Illinois. As a result of this situation, we may not be able to function as cohesively and efficiently as we could if all of our key personnel were located in one location. This could materially adversely affect our company and the trading price of our Stock.

Some of our directors and officers lack security clearances

Some of our directors and officers, including Gerard M. Jacobs, our chief executive officer, lack the security clearances needed in order for them to have access to classified information regarding Cogility's business. Unless and until such security clearances are obtained, such directors and officers will be limited in regard to their ability to fully understand and evaluate Cogility's business and the opportunities and risks associated therewith.

We could be negatively impacted if the Internet were destroyed or seriously damaged

Our business and our clients' business partly depend upon continued use of the Internet. Internet usage may be inhibited for a number of reasons, such as: inadequate network infrastructure; security concerns; inconsistent quality of service; unavailability of cost-effective, high-speed service; sabotage; or terrorism. If for any reason the Internet were destroyed or seriously damaged, that could materially adversely affect our company and the trading price of our Stock.

We could be subject to claims in regard to our or our clients' failure to comply with privacy, consumer protection, and other laws and regulations

We may be subject to governmental investigations, claims or fines, or private lawsuits, from persons who may claim that our software technology was used by us or by our claims in a manner that failed to comply with applicable privacy, consumer protection, patent, copyright, trademark, or tax  laws or regulations. Such claims or suits could materially adversely affect our company or the trading price of our Stock.

We may not be able to adapt to changes in technology and regulation

The software industry is characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions, and changing customer demands. The introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products and services obsolete and unmarketable or require unanticipated technology or other investments. In addition, we operate under a myriad of applicable federal, state and local laws, rules and regulations governing governmental procurement, bidding, contracting procedures, and many other salient matters, any of which could change at any time. Our failure to adapt successfully to changes in technology, the competitive landscape, or governmental laws and regulations, could materially adversely affect our company and the trading price of our Stock.

We depend on key personnel, the loss of whom could harm our business

Our future success is substantially dependent on the continued service of our key personnel, including particularly key software engineers and sales executives. We do not have key-person insurance on any of our personnel. We do not have employment contracts with any of our key personnel, nor do we maintain any "key man" life insurance policies on these key personnel. We may not be able to retain and motivate our key personnel, many of whom could easily obtain other jobs if they were dissatisfied with our company. The loss of the services of any of our key personnel could materially adversely affect our company and the trading price of our Stock.

We may not be able to attract highly skilled new personnel

Our future success also depends on our continuing ability to attract, retain and motivate highly skilled employees. Highly qualified software engineers with the intelligence, creativity and experience we need are not easy to find, hire and assimilate into our company. We have experienced difficulty from time to time in attracting or retaining the personnel necessary to support the growth of our business, and may experience similar difficulties in the future. The failure to attract highly skilled new personnel could adversely affect our ability to conduct our business, and our Stock price could be materially adversely affected.

RISK FACTORS RELATING TO FUTURE ACQUISITIONS

We may not be able to identify, negotiate, finance or close future acquisitions

A significant component of our growth strategy focuses on acquiring additional companies or assets.  We may not, however, be able to identify or acquire companies or assets on acceptable terms if at all.  Additionally, we may need to finance all or a portion of the purchase price for an acquisition by incurring indebtedness.  There can be no assurance that we will be able to obtain financing on terms that are favorable, if at all, which will limit our ability to acquire additional companies or assets in the future.  Failure to acquire additional companies or assets on acceptable terms, if at all, would have a material adverse effect on our ability to increase assets, revenues and net income and on the trading price of our common stock.

We may acquire businesses without any apparent synergies with Cogility

In an effort to diversify our sources of revenue and profits, we may decide to acquire businesses without any apparent synergies with Cogility. For example, we believe that the acquisition of manufactured housing communities across the U.S. may be an important way for us to enhance our Stockholder value. Notwithstanding the critical importance of diversification, some members of the investment community and research analysts would prefer that micro-cap or small-cap companies restrict the scope of their activity to a single line of business, and may not be willing to make an investment in, or recommend an investment in, a micro-cap or small-cap company that undertakes multiple lines of business. This situation could materially adversely impact our company and the trading price of our Stock.

We may not be able to properly manage multiple businesses

We may not be able to properly manage multiple businesses. Managing multiple businesses would be more complicated than managing a single line of business, and would require that we hire and manage executives with experience and expertise in different fields. We can provide no assurance that we will be able to do so successfully. A failure to properly manage multiple businesses could materially adversely affect our company and the trading price of our Stock.

We may not be able to successfully integrate new acquisitions

Even if we are able to acquire additional companies or assets, we may not be able to successfully integrate those companies or assets. For example, we may need to integrate widely dispersed operations with different corporate cultures, operating margins, competitive environments, computer systems, compensation schemes, business plans and growth potential requiring significant management time and attention.  In addition, the successful integration of any companies we acquire will depend in large part on the retention of personnel critical to our combined business operations due to, for example, unique technical skills or management expertise. We may be unable to retain existing management, finance, engineering, sales, customer support, and operations personnel that are critical to the success of the integrated company, resulting in disruption of operations, loss of key information, expertise or know-how, unanticipated additional recruitment and training costs, and otherwise diminishing anticipated benefits of these acquisitions, including loss of revenue and profitability. Failure to successfully integrate acquired businesses could have a material adverse effect on our company and the trading price of our Stock.

Our acquisitions of businesses may be extremely risky and we could lose all of our investments

We may invest in software companies, other technology businesses, manufactured housing communities, other real estate businesses, or other risky industries. An investment in these companies may be extremely risky because, among other things, the companies we are likely to focus on:  (1) typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns; (2) tend to be privately-owned and generally have little publicly available information and, as a result, we may not learn all of the material information we need to know regarding these businesses; (3) are more likely to depend on the management talents and efforts of a small group of people; and, as a result, the death, disability, resignation or termination of one or more of these people could have an adverse impact on the operations of any business that we may acquire; (4) may have less predicable operating results; (5) may from time to time be parties to litigation; (6) may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence; and  (7) may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. Our failure to make acquisitions efficiently and profitably could have a material adverse effect on our business, results of operations, financial condition and the trading price of our Stock.

Future acquisitions may fail to perform as expected

Future acquisitions may fail to perform as expected. We may overestimate cash flow, underestimate costs, or fail to understand risks. This could materially adversely affect our company and the trading price of our Stock.

Competition may result in overpaying for acquisitions

Other investors with significant capital may compete with us for attractive investment opportunities. These competitors may include publicly traded companies, private equity firms, privately held buyers, individual investors, and other types of investors. Such competition may increase the price of acquisitions, or otherwise adversely affect the terms and conditions of acquisitions. This could materially adversely affect our company and the trading price of our Stock.

We may have insufficient resources to cover our operating expenses and the expenses of raising money and consummating acquisitions

We have limited cash to cover our operating expenses and to cover the expenses incurred in connection with money raising and a business combination. It is possible that we could incur substantial costs in connection with money raising or a business combination. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing, either from our management or third parties. We may not be able to obtain additional financing on acceptable terms, if at all, and neither our management nor any third party is obligated to provide any financing. This could have a negative impact on our company and our Stock price.

The nature of our proposed future operations is speculative and will depend to a great extent on the businesses which we acquire

While management typically intends to seek a merger or acquisition of privately held entities with established operating histories, there can be no assurance that we will be successful in locating an acquisition candidate meeting such criteria. In the event we complete a merger or acquisition transaction, of which there can be no assurance, our success if any will be dependent upon the operations, financial condition and management of the acquired company, and upon numerous other factors beyond our control. If the operations, financial condition or management of the acquired company were to be disrupted or otherwise negatively impacted following an acquisition, our company and our Stock price would be negatively impacted.

We may make actions that will not require our stockholders' approval

The terms and conditions of any acquisition could require us to take actions that would not require your approval.  In order to acquire certain companies or assets, we may issue additional shares of common or preferred stock, borrow money or issue debt instruments including debt convertible into capital stock.  Not all of these actions would require your approval even if these actions dilute your economic or voting interest as a shareholder.

Our investigation of potential acquisitions will be limited

Our analysis of new business opportunities will be undertaken by or under the supervision of our executive officers and directors. Inasmuch as we will have limited funds available to search for business opportunities and ventures, we will not be able to expend significant funds on a complete and exhaustive investigation of such business or opportunity. We will, however, investigate, to the extent believed reasonable by our management, such potential business opportunities or ventures by conducting a so-called “due diligence investigation”. In a so-called “due diligence investigation”, we intend to obtain and review materials regarding the business opportunity. Typically such materials will include information regarding a target business’ products, services, contracts, management, ownership, and financial information. In addition, we intend to cause our officers or agents to meet personally with management and key personnel of target businesses, ask questions regarding the company’s prospects, tour facilities, and conduct other reasonable investigation of the target business to the extent of our limited financial resources and management and technical expertise. Any failure of our typical “due diligence investigation” to uncover issues and problems relating to potential acquisition candidates could materially adversely affect our company and the trading price of our Stock.

We will have only a limited ability to evaluate the directors and management of potential acquisitions

We may make a determination that our current directors and officers should not remain, or should reduce their roles, following money raising or a business combination, based on an assessment of the experience and skill sets of new directors and officers and the management of target businesses. We cannot assure you that our assessment of these individuals will prove to be correct. This could have a negative impact on our company and our Stock price.

We will be dependent on outside advisors to assist us

 In order to supplement the business experience of management, we may employ accountants, technical experts, appraisers, attorneys or other consultants or advisors. The selection of any such advisors will be made by management and without any control from shareholders. Additionally, it is anticipated that such persons may be engaged by us on an independent basis without a continuing fiduciary or other obligation to us.

We may be unable to protect or enforce the intellectual property rights of any target business that we acquire or the target business may become subject to claims of intellectual property infringement

After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, and trade secrets may be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect those proprietary technology and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have an adverse effect on our competitive position and business. Further, depending on the target business or businesses that we acquire, it is likely that we will have to protect trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. These factors could negatively impact our company and the trading price of our Stock.

Integrating acquired businesses may divert our management's attention away from our day-to-day operations and harm our business

Acquisitions generally involve significant risks, including the risk of overvaluation of potential acquisitions and risks in regard to the assimilation of personnel, operations, products, services, technologies, and corporate culture of acquired companies. Dealing with these risks may place a significant burden on our management and other internal resources. This could materially adversely affect our business and the trading price of our Stock.

We may fail to manage our growth effectively

Future growth through acquisitions and organic expansion would place a significant strain on our managerial, operational, technical, training, systems and financial resources. We can give you no assurance that we will be able to manage our expanding operations properly or cost effectively.  A failure to properly and cost-effectively manage our expansion could materially adversely affect our company and the trading price of our Stock.

The management of companies we acquire may lose their enthusiasm or entrepreneurship after the sale of their businesses

We can give no assurance that the management of future companies we acquire will have the same level of enthusiasm for the operation of their businesses following their acquisition by us, or if they cease performing services for the acquired businesses that we will be able to install replacement management with the same skill sets and determination. There also is always a risk that management will attempt to reenter the market and possibly seek to recruit some of the former employees of the business, who may continue to be key employees of ours. This could materially adversely affect our business and the trading price of our Stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination

We believe we will not be subject to regulation under the Investment Company Act insofar as we will not be engaged in the business of investing or trading in securities. However, in the event that we engage in business combinations which result in us holding passive investment interests in a number of entities, we may become subject to regulation under the Investment Company Act. In such event, we may be required to register as an investment company and may incur significant registration and compliance costs. We have obtained no formal determination from the government as to our status under the Investment Company Act, and consequently, any violation of such Act might subject us to material adverse consequences.

RISK FACTORS RELATING TO ACCOUNTING AND INTERNAL FINANCIAL CONTROLS

We do not currently employ a qualified full time Chief Financial Officer

We do not currently employ a qualified full time Chief Financial Officer.  There is no assurance that we will be able to promptly find and hire such a qualified full time Chief Financial Officer, nor at a compensation level acceptable to us. This could materially adversely affect our company and the trading price of our Stock.

We may be required to record a significant charge to earnings if our goodwill or amortizable intangible assets become impaired

We are required under accounting principles generally accepted in the United States to review our amortizable intangible assets for impairment whenever events and circumstances indicate that the carrying value of such assets may not be recoverable. We are also required to review goodwill for impairment on an annual basis, or between annual tests whenever events and circumstances indicate that the carrying value of goodwill may not be recoverable. Events and circumstances considered in determining whether the carrying value of amortizable intangible assets and goodwill may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; a significant decline in the trading price of our Stock for a sustained period of time; and changes in our business strategy. We may be required to record a significant charge to earnings in a period in which any impairment of our goodwill or amortizable intangible assets is determined. Such a charge could materially adversely affect our company and the trading price of our Stock.

We may incur liabilities to tax authorities in excess of amounts that have been accrued

The preparation of our consolidated financial statements requires estimates of the amount of income tax that will become payable in each of the jurisdictions in which we operate. We may be challenged by the taxing authorities in these jurisdictions and, in the event that we are not able to successfully defend our position, we may incur significant additional income tax liabilities which may have an adverse impact on our results of operations and financial condition. Such tax liabilities could materially adversely affect our company and the trading price of our Stock.

New accounting standards could adversely impact us

From time to time, the Financial Accounting Standards Board, the SEC and other regulatory bodies may issue new and revised standards, interpretations and other guidance that change Generally Accepted Accounting Principles in the United States (GAAP). The effects of such changes may include prescribing an accounting method where none had been previously specified, prescribing a single acceptable method of accounting from among several acceptable methods that currently exist, or revoking the acceptability of a current method and replacing it with an entirely different method, among others. Such changes to GAAP could adversely impact our results of operations, financial condition and other financial measures. Such changes could materially adversely affect our company and the trading price of our Stock.

If we fail to maintain an effective system of internal financial controls, we may not be able to accurately report our financial results or prevent fraud

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. Any inability to provide reliable financial reports or to prevent fraud could harm our business. The Sarbanes-Oxley Act of 2002 requires management to evaluate and assess the effectiveness of our internal controls over financial reporting. In order to continue to comply with the requirements of the Sarbanes-Oxley Act, we are required to continuously evaluate and, where appropriate, enhance our policies, procedures and internal controls. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny and investors could lose confidence in the accuracy and completeness of our financial reports. We cannot assure you that in the future we will be able to fully comply with the requirements of the Sarbanes-Oxley Act or that management will conclude that our internal control over financial reporting is effective. A failure to fully comply with the requirements of the Sarbanes-Oxley Act could materially adversely affect our business and the trading price of our Stock.

Decreased effectiveness of stock options could adversely affect our ability to attract and retain employees

We expect to use stock options as a key component of our employee compensation program in order to align employees’ interests with the interests of our Stockholders, encourage employee retention, and provide competitive compensation packages. Volatility or lack of positive performance in our Stock price may adversely affect our ability to retain key employees or to attract additional highly-qualified personnel. At any given time, a portion of our outstanding employee stock options may have exercise prices in excess of our then-current stock price, or may have expired worthless. To the extent these circumstances occur, our ability to retain employees may be adversely affected. As a result, we may have to incur increased compensation costs, change our equity compensation strategy, or find it difficult to attract, retain and motivate employees. Any of these situations could materially adversely affect our company and the trading price of our Stock.

Other Proposed Actions

Change of Fiscal Year

Our board of directors adopted resolutions and a majority of our stockholders approved such resolutions to ratify the change of the Corporation’s fiscal year from September 30th  to a December 31st  year end.

Reasons for change of fiscal year

The decision to change the fiscal year end to coincide with the calendar year end was driven by a desire to coincide with the calendar, to contain costs and align the Corporation’s reporting cycle with its peers in the marketplace. The Corporation has filed an annual report for the fiscal year ended September 30, 2010 and its next annual report on Form 10-K will be for the year ending on December 31, 2010.

ITEM 2.

STATEMENT THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

Other than elections to office, ownership of stock or options in Cogility Software Corporation, and participation in the option plan, none of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.  None of our directors has informed us in writing that he intends to oppose any action to be taken by us.  No proposals have been received from any of our stockholders.

The substantial interest, direct or indirect, by security holdings or otherwise, of each person who has been our director or officer at any time since the beginning of the last fiscal year, each nominee for election as our director and each associate of the foregoing persons in the corporate actions set out in this Information Statement  is as follows:

Name and Address of Beneficial Owner	Number of Common stock Beneficially Owned (1)	Percentage of Class (1)
Leonard D. Hall 1029 E. 380 North Cir American Fork, Utah, 84003	600,000	10.2%
Gerard M. Jacobs (2)
    31 N. Suffolk Lane
    Lake Forest, Illinois 60045

Roberti Jacobs Family Trust u/a/d 11-11-99 (3)
    31 N. Suffolk Lane
    Lake Forest, Illinois 60045

All Officers and Directors as a group (1 person) (1)
	4,066,497 1,166,497 4,066,497	69.7% 20.0% 69.7%

(1) These numbers reflect holdings prior to the intended 1-for-20 reserve split and do not contemplate intended issuance in connection with the acquisition of Cogility.

(2) Mr. Jacobs, our chairman, chief executive officer, president, secretary, and treasurer has voting control over 4,066,497 or 69.7 of our common stock though a shareholder agreement executed in 2007. Mr. Jacobs’ voting control over those shares deem him a beneficial owner of those shares. Other than Mr. Jacobs’ beneficial ownership of the 4,066,497 shares, none of our other officers or members of our board of directors hold any of our stock.  The 1,166,497 shares owned by the Roberti Jacobs Family Trust as set out in footnote (2) below are included in the 4,066,497 shares deemed beneficially owned by Mr. Jacobs.

(3) The Roberti Jacobs Family Trust irrevocably conveyed all of its voting power to Gerard M. Jacobs pursuant to the 2007 shareholder agreement described above. Mr. Jacobs is one of the grantors of the trust corpus, Mr. Jacobs’ mother in law Joan B. Roberti is the trustee, and Mr. Jacobs’ children are the beneficiaries. The trust is irrevocable.

ITEM 4.

PROPOSALS BY SECURITY HOLDERS

None.

ITEM 5.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address.  This process, which is commonly referred to as “householding,” provides potentially extra convenience for stockholders, is environmental friendly, and represents cost savings for companies. You can also download this Information Statement and our other reports by visiting the Commission’s website at www.sec.gov.

If at any time, you no longer wish to participate in “householding” and would prefer to receive separate periodic reports, or if you currently receive multiple copies of the Information Statement or other periodic reports at your address and would like to request “householding” by the Company, please notify your broker if your shares are not held directly in your name.  If you own your shares directly rather than through a brokerage account, you should direct your written request directly to the Corporate Secretary, Acquired Sales Corp., 31 N. Suffolk Lane, Lake Forest, Illinois 60045.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us.  The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict.  In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement.  The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information.  You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

           The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You can read and copy any materials that the Company files with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.   You can obtain information about the operation of the SEC’s Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains a Web site that contains information we file electronically with the Commission, which you can access over the Internet at www.sec.gov.

Dated:  February ___, 2011
By Consent of the Board of Directors

/s/ Gerard M. Jacobs
Gerard M. Jacobs
President, Chief Executive Officer

EXHIBITS

 Exhibit A –  Written Consent of the Majority Shareholders

 Exhibit B –  Certificate of Incorporation of Cogility Software Corporation

 Exhibit C –  Certificate of Amendment Articles of Incorporation  Acquired Sales Corp.

 Exhibit D –  2011 Stock Incentive Plan

Exhibit A –  Written Consent of the Majority Shareholder

WRITTEN CONSENT
OF THE STOCKHOLDERS OF
ACQUIRED SALES CORP.
A Nevada Corporation

In accordance with Section 78.320 of the Nevada Revised Statutes (the “NRS”) and the Bylaws of Acquired Sales Corp., a Nevada corporation (the “Corporation” or "Acquired Sales"), the undersigned, being holders of at least two-thirds of the outstanding shares of the Corporation’s common stock, hereby adopt the following recitals and resolutions effective as of the last date appearing on a signature page hereto.

RESOLUTION NO. 1
INCREASE IN AUTHORIZED STOCK

WHEREAS, the stockholders have been presented with the recommendation to authorize the Corporation’s Board of Directors to amend the Corporation's Articles of Incorporation with the Nevada Secretary of State to increase the Corporation’s authorized shares of common stock, par value $0.001 per share, from 50,000,000 shares to 100,000,000 shares (the “Authorized Increase”); and

WHEREAS, the stockholders believe it to be in the best interest of the Corporation to authorize the Corporation’s Board of Directors to effect the Authorized Increase;

NOW, THEREFORE, BE IT RESOLVED, that the below stockholders hereby approve of the authorization of the Corporation’s Board of Directors to effect the Authorized Increase.

RESOLUTION NO. 2
AUTHORIZATION OF REVERSE STOCK SPLIT

WHEREAS, the stockholders have been presented with the recommendation to authorize the Corporation’s Board of Directors to effect a reverse stock split of the Corporation’s authorized shares of common stock, par value $0.001 per share, at any time until December 31, 2011 at a specific ratio of 1-for-20 (the “Reverse Split Amendment”); and

WHEREAS, the stockholders believe it to be in the best interest of the Corporation to authorize the Corporation’s Board of Directors to effect the Reverse Split Amendment.

NOW, THEREFORE, BE IT RESOLVED, that the below stockholders hereby approve of the authorization of the Corporation’s Board of Directors to effect the Reverse Split Amendment.

RESOLUTION NO. 3
AUTHORIZATION OF CHANGE OF FISCAL YEAR END

WHEREAS, the Board of Directors has already approved of the change of the Corporation’s fiscal year from September 30 to December 31 year end; and

WHEREAS, the Board of Directors is not required to, but wishes to submit to the stockholders for approval, the change of the Corporation’s fiscal year from September 30 to December 31 year end; and

WHEREAS, the stockholders believe it to be in the best interest of the Corporation to authorize the Corporation’s Board of Directors to change the Corporation’s fiscal year from September 30 to December 31 year end;

NOW, THEREFORE, BE IT RESOLVED, that the below stockholders hereby approve of the change of the Corporation’s fiscal year from September 30 to December 31 year end.

RESOLUTION NO. 4
ACQUISITION OF COGILITY SOFTWARE CORPORATION

WHEREAS, the stockholders have been presented with the recommendation to approve the Corporation’s acquisition of Cogility Software Corporation, a Delaware corporation ("Cogility"), through a to be formed wholly-owned subsidiary of the Corporation via a "reverse merger" (the "Merger"), pursuant to which Cogility would be merged with and into a wholly-owned single purpose merger subsidiary of the Corporation, with Cogility being the survivor of the Merger and a wholly-owned subsidiary of the Corporation; and

WHEREAS, Cogility is a developer of Model-Driven Complex Event Processing software technology for the U.S. defense and intelligence communities and private sector corporations which have complex information management requirements (www.cogility.com); and

WHEREAS, the approximate terms of the Merger, as negotiated and approved by the independent members of the Corporation's Board of Directors, would be as follows:

(i) the 11,530,493 outstanding shares of common stock of Cogility ("Cogility Stock") would be exchanged for an aggregate of 2,175,564 post 1 for 20 reverse split shares of the Corporation's common stock, par value $0.001 per share ("Acquired Sales Stock"), which would result in Cogility's current stockholders owning approximately 88.2% of the Acquired Sales Stock outstanding following the closing of the Merger (excluding any shares of Acquired Sales Stock that might be issued prior to the closing of the Merger in any capital raise or pursuant to the exercise of outstanding options); and

(ii) the outstanding options to purchase 2,650,000 shares of Cogility Stock with exercise prices between $0.20 - $1.40 per share of Cogility Stock would be exchanged for options to purchase an aggregate of 500,000 shares of Acquired Sales Stock with exercise prices that are 5.3 times higher than their respective exercise prices prior to the Merger but in no event exceeding $5.00 per share of Acquired Sales Stock; and

(iii) the outstanding options to purchase 2,500,000 shares of Cogility Stock with an exercise price of $0.377358 per share of Cogility Stock held by the Corporation's Chairman and Chief Executive Officer would be exchanged for options to purchase an aggregate of 471,698 shares of Acquired Sales Stock with an exercise price of $2.00 per share of Acquired Sales Stock; and

(iv) the outstanding options to purchase 795,000 shares of Cogility Stock with an exercise price of $0.000001 per share of Cogility Stock held by the Corporation's Chairman and Chief Executive Officer and by two of the Corporation's directors would be exchanged for options to purchase an aggregate of 150,000 shares of Acquired Sales Stock with an exercise price of $0.0000053 per share of Acquired Sales Stock; and

(v) the outstanding Cogility management bonus plan would be eliminated, replaced by the issuance of options to purchase an aggregate of 1,500,000 shares of Acquired Sales Stock with an exercise price of $5.00 per share of Acquired Sales Stock, with half of such options to be allocated as of the closing date of the Merger, and the other half of such options to be allocated prior to the first anniversary of the Merger, with the vesting of such options being contingent upon the grantees thereof serving continuously as an employee, director or consultant of or to Cogility from the closing date of the Merger until the third anniversary of the Merger, upon Cogility having earnings before interest, taxes, depreciation and amortization ("EBITDA") of $1 million or more in each of four consecutive full calendar quarters during the first twelve full calendar quarters following the closing of the Merger, and upon such grantees signing a comprehensive waiver and settlement of all claims of any nature against the Corporation, Cogility, and their respective directors, officers, stockholders, agents and representatives; and

(vi) options to purchase an aggregate of 630,000 shares of Acquired Sales Stock with an exercise price of $2.00 per share of Acquired Sales Stock would be issued to the Corporation's Chairman and Chief Executive Officer and to five of the Corporation's directors; and

WHEREAS, the stockholders believe it to be in the best interest of the Corporation to acquire Cogility Software Corporation as described herein;

NOW, THEREFORE, BE IT RESOLVED, that the below stockholders hereby authorize the Corporation to acquire Cogility as described herein; and

NOW, THEREFORE, BE IT RESOLVED FURTHER, that the Chief Executive Officer and Chief Financial Officer of the Corporation each are hereby authorized, on behalf of the Corporation, to execute any and all such documents, and to do any and all other things, in connection with the closing of the Merger as either of them may approve, such approval to be conclusively evidenced by his execution or performance thereof; and

NOW, THEREFORE, BE IT RESOLVED FURTHER, that at any time prior to the closing of the Merger, the Board of Directors of the Corporation may abandon such Merger without any further action by the stockholders of the Corporation.

RESOLUTION NO. 5
APPROVAL OF STOCK OPTION PLAN

WHEREAS, the stockholders have been presented with the recommendation to approve the Corporation’s acquisition of Cogility Software Corporation, a Delaware corporation ("Cogility"), through a to be formed wholly-owned subsidiary of the Corporation via a "reverse merger" (the "Merger"), pursuant to which Cogility would be merged with and into a wholly-owned single purpose merger subsidiary of the Corporation, with Cogility being the survivor of the Merger and a wholly-owned subsidiary of the Corporation; and

WHEREAS, Cogility is a developer of Model-Driven Complex Event Processing software technology for the U.S. defense and intelligence communities and private sector corporations which have complex information management requirements (www.cogility.com); and

WHEREAS, the approximate terms of the Merger, as negotiated and approved by the independent members of the Corporation's Board of Directors, would include the issuance of options to purchase post 1 for 20 reverse split shares of the Corporation's common stock, par value $0.001 per share ("Acquired Sales Stock"), as described in Resolution No. 4 above; and

WHEREAS, the stockholders believe it to be in the best interest of the Corporation to acquire Cogility Software Corporation and in connection therewith to issue the options to purchase Acquired Sales Stock, all as described in Resolution No. 4 above;

NOW, THEREFORE, BE IT RESOLVED, that the below stockholders hereby authorize the Corporation to adopt a stock option plan or plans contemplating, among other things, the issuance of the options to purchase Acquired Sales Stock, as described in Resolution No. 4 above;

NOW, THEREFORE, BE IT RESOLVED FURTHER, that the Chief Executive Officer and Chief Financial Officer of the Corporation each are hereby authorized, on behalf of the Corporation, to execute any and all such documents, and to do any and all other things, in connection with the adoption of such stock option plan or stock option plans as either of them may approve, such approval to be conclusively evidenced by his execution or performance thereof.

RESOLUTION NO. 6
ELECTION OF DIRECTORS

WHEREAS, the stockholders have been presented with the recommendation to elect the following seven persons to serve on the Corporation’s Board of Directors:

Gerard M. Jacobs	55	Chairman
Joshua A. Bloom, M.D.	54	Director
Roger S. Greene	55	Director
James S. Jacobs, MD	56	Director
Michael D. McCaffrey	64	Director
Richard E. Morrissy	56	Director
Vincent J. Mesolella	61	Director

WHEREAS, the stockholders believe it to be in the best interest of the Corporation to elect the foregoing seven persons to serve on the Corporation’s Board of Directors; and

WHEREAS, a majority of the Corporation's Board of Directors is entitled to appoint new members to fill any vacancies on the Corporation's Board of Directors; and

WHEREAS, at the closing of the acquisition by the Corporation of Cogility Software Corporation ("Cogility"), the Corporation's Board of Directors intends to amend the Corporation's By-Laws to increase the size of the Corporation's Board of Directors from seven to ten, and to appoint Matthew Ghourdjian, the Chief Executive Officer of Cogility, and two additional persons designated by Matthew Ghourdjian and acceptable to the Corporation's Chairman and Chief Executive Officer, as new members of the Corporation's Board of Directors to fill the three vacancies on the Corporation's Board of Directors;

NOW, THEREFORE, BE IT RESOLVED, that the below stockholders hereby elect Gerard M. Jacobs (Chairman), Joshua A. Bloom, M.D., Roger S. Greene, James S. Jacobs, MD, Michael D. McCaffrey, Richard E. Morrissy, and Vincent J. Mesolella to serve on the Corporation’s Board of Directors.

RESOLUTION NO. 7
OMNIBUS

BE IT RESOLVED, that all actions of the Board of Directors and the officers of the Corporation previously taken in furtherance of or in connection with the matters described in the foregoing resolutions are hereby fully ratified and confirmed; and

BE IT RESOLVED FURTHER, that the officers of the Corporation, and each of them, are hereby authorized and directed to prepare (or cause to be prepared) and to execute any additional documents and to take such additional action as they deem necessary or desirable, to carry out the purposes and to accomplish the intent of the foregoing resolutions.

BE IT RESOLVED FURTHER, that neither the presentation, the signing, nor the acceptance by the Corporation and/or any stockholder of any of the foregoing resolutions Nos. 1-7 shall cause the waiver or cancellation of any proxy granted to another party to vote shares of the Corporation. Any such proxies valid as of the date of these resolutions shall remain valid.

This Written Consent shall be filed in the Minute Book of the Corporation and shall become a part of the records of the Corporation. This Written Consent may be executed in counterparts, all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned holders of capital stock of the Corporation have duly executed this Written Consent as of the last date written below.

NAME OF STOCKHOLDER:

SIGNATURE:

NUMBER OF SHARES OWNED:

DATE:

Exhibit B –  Certificate of Incorporation of Cogility Software Corporation

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF CEIRA SOFTWARE, INC.

Ceira Software Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

FIRST: That in lieu of a meeting and vote of the sole member of the Board of Directors of the Corporation, the Board of Directors by written consent, in accordance with the provisions of  Section 141(f) of the General Corporation Law of the State of Delaware, has duly adopted a resolution for the purpose of amending the first paragraph of Article 1 of the Certificate of
Incorporation of the Corporation to read in its entirety as follows:

"1. The name of the corporation is Cogility Software Corporation"

SECOND: That in lieu of a meeting and vote of the sole stockholder of the Corporation, the stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Ceira Software, Inc. has caused this Certificate of
Amendment to be signed by Matthew Ghourdjian, its Chief Executive Officer, this 12nd day of
February 12, 2003.
/s/ Matthew Ghourdjian
___________________________________
Matthew Ghourdjian
Chief Executive Officer

CERTIFICATE OF INCORPORATION
OF
CEIRA SOFTWARE, INC.

1.           The name of the corporation is Ceira Software, Inc.

2.           The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.           The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.           The corporation is authorized to issue one class of stock to be designated "Common Stock." The total number of shares of Common Stock the corporation shall have authority to issue is Thirty Million (30,000,000), par value $0.001 per share.

5.           The name and mailing address of the incorporator are as follows:

Paul A. Okada
650 Page Mill Road
Palo Alto, CA 94304

6.           In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

7.           The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

8.           Limitation of Director's Liability and Indemnification of Directors and Officers

A.           Limitation of Director’s Liability. To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

B.           Indemnification of Directors and Officers. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of, and advancement of expenses to, directors, officers, employees, other agents of the corporation and any other persons to which the General Corporation Law of Delaware permits the corporation to provide indemnification.

C.           Repeal or Modification. Any repeal or modification of this Section 8, by amendment of such section or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent of the corporation existing at the time of, or increase the liability of any such person with respect to any acts or omissions in their capacity as a director, officer, employee, or other agent of the corporation occurring prior to, such repeal or modification.

I, the undersigned, as the sole incorporator of the corporation, hereby declare and certify that this certificate of incorporation is my act and deed and that the facts stated in this certificate of incorporation are true.

June 5, 2002
 /s/ Paul A. Okada
Paul A. Okada, Incorporator

Exhibit C –  Certificate of Amendment Articles of Incorporation  Acquired Sales Corp.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Acquired Sales Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article IV
Capital Stock

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value $0.001 per share (hereinafter the "Preferred Stock"), and 50,000,000 shares of common stock, par value $0.001 per share thereinafter the "Common Stock").

See attachment for full text of the amendment to Article IV

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority of at least 51%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and 100,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”).  The Common Stock shall be non-assessable and shall not have cumulative voting rights.

(a)           Preferred Stock.

Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors.  Each series shall be distinctly designated.  All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative.  The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from these of any and all other series at any time outstanding.  Except as hereinafter provided, the Board of Directors of this corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including but without limiting the generality of the foregoing, the following:

(i)           the distinctive designation of, and the number of shares of
Preferred stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(ii)           the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of this corporation, or on any series of Preferred Stock or of any other class or classes of stock of this corporation, and whether such dividends shall be cumulative or non-cumulative.

(iii)           the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the corporation, or of any series of Preferred Stock or of any other class or classes of stock of the corporation, and the terms and conditions of such conversion or exchange;

(iv)           whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

(v)           the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of this corporation;

(vi)           the terms of the sinking fund or redemption of purchase account, if any, to be provided for shares of the series; and

(vii)           the voting power, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right to more or less than one vote per share of any or all matters voted upon by the shareholders and the right to vote, as a series by itself or together with other series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such condition as the Board may determine.

(b)           Common Stock

(i)           after the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with the provisions of subparagraph (a)(ii) of this Article, if any, shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of subparagraph (a)(ii) of the Article) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (a) of this Article, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

(ii)           after distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (a) of the Articles), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, or whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each; and

(iii)           no holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase share of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation or any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporation or association, whether such holders or others, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

(c)           Procedures for Reverse Stock Split

Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to Articles of Incorporation of the Corporation pursuant to the Nevada Revised Statutes, each 20 shares of the Corporation’s Common Stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (such combination, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest) from the Corporation’s transfer agent in lieu of such fractional shares in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable.

Stockholders who hold certificates that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall be entitled to receive such cash payment in lieu of fractional shares upon receipt by the Corporation’s transfer agent of the stockholder’s properly completed and duly executed transmittal letter and the surrender of the stockholder’s Old Certificates. After the Effective Time, each Old Certificate that has not been surrendered shall represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Acquired Sales Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

50,000,000 common stock shares; par value $0.001; 10,000,000 preferred stock shares; par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

100,000,000 common stock shares; par value $0.001; 10,000,000 preferred stock shares; par value $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1-for-20

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No issuance of fractional shares.

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

CEO

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 3-6-09

Exhibit D –  2011 Stock Incentive Plan

ACQUIRED SALES CORP.

2011 STOCK INCENTIVE PLAN

SECTION 1. General Purpose of the Plan; Definitions.

The name of the plan is the ACQUIRED SALES CORP. 2011 STOCK INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to encourage and enable officers, directors, and employees of Acquired Sales Corp. (the "Company") and its Subsidiaries and other persons to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

(a)           "Award" or "Awards", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights.

(b)           "Board" means the Board of Directors of the Company.

(c)           "Cause" means (i) any material breach by the participant of any agreement to which the participant and the Company are both parties, and (ii) any act or omission justifying termination of the participant's employment for cause, as determined by the Committee.

(d)           "Change of Control" shall have the meaning set forth in Section 15.

(e)           "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

(f)           "Conditioned Stock Award" means an Award granted pursuant to Section 6.

(g)           "Committee" shall have the meaning set forth in Section 2.

(h)           "Disability" means disability as set forth in Section 22(e)(3) of the Code.

(i)           "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 17.

(j)           "Eligible Person" shall have the meaning set forth in Section 4.

(k)           "Fair Market Value" on any given date means the price per share of the Stock on such date as reported by a nationally recognized stock exchange, or, if the Stock is not listed on such an exchange, as reported by NASDAQ, or, if the Stock is not quoted on NASDAQ, the fair market value of the Stock as determined by the Committee.

(l)           "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

(m)           "Non-Statutory Stock Option" means any Stock Option that is not an Incentive Stock Option.

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(n)           "Normal Retirement" means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

(o)           "Outside Director" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director. "Outside Director" shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

(p)           "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

(q)           "Performance Share Award" means an Award granted pursuant to Section 8.

(r)           "Stock" means the Common Stock, no par value, of the Company, subject to adjustments pursuant to Section 3.

(s)           "Stock Appreciation Right" means an Award granted pursuant to Section 9.

(t)           "Subsidiary" means a subsidiary as defined in Section 424 of the Code.

(u)           "Unrestricted Stock Award" means Awards granted pursuant to Section 7.

SECTION 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a)           Committee. The Plan shall be administered by either by (i) a committee of the Board consisting of not less than two Directors (the "Committee"), or (ii) in the absence of a committee, the Board of Directors may act as the Committee at any time . Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof. The Board may establish an additional single-member committee (consisting of an executive officer) that shall have the power and authority to grant Awards to non-executive officers and to make all other determinations under the Plan with respect thereto.

(b)           Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

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provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant's consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(b), to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised;

(vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3. Shares Issuable under the Plan; Mergers; Substitution.

(a)           Shares Issuable. The maximum number of shares of Stock with respect to which Awards (including Stock Appreciation Rights) may be granted under the Plan shall be three million shares (3,000,000); such number to supplement, and not to replace, any prior plans authorized by the Corporation's board of directors. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b)           Stock Dividends, Mergers, etc. In the event that after approval of the Plan by the directors of the Company in accordance with Section 17, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Section 3(a) and Section 3(b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 15.

(c)           Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another Corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing

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Corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing Corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 3(a).

SECTION 4. Eligibility.

Awards may be granted to officers, directors, and employees of and consultants and advisers to the Company or its Subsidiaries ("Eligible Persons").

SECTION 5. Stock Options.

The Committee may grant to Eligible Persons options to purchase stock.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the earlier of (i) the date of adoption of the Plan by the Board, or (ii) the date on which the Plan is ratified by the stockholders as set forth in Section 17.

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 13 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a)           Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be:

(i) in the case of Incentive Stock Options, not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d)1 of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent Corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

1 Stock Ownership. In general, an ISO cannot be granted to an individual who, at the time of grant, owns stock having more than 10 percent of the combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation. Stock ownership attribution rules apply in determining whether an individual is a 10-percent stockholder. This limitation obviously discourages the adoption of an ISO plan principally for the benefit of employees who are also substantial shareholders. The limitation does not apply, however, to the grant of an option if the exercise price is at least 110 percent of fair market value of the shares (as determined at the time of grant) and if the option ceases to be exercisable on or before the fifth anniversary of the date of grant.

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(ii) in the case of Non-Statutory Stock Options, not less than $0.001 or the minimum price allowable under relevant law.

(b)           Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent Corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c)           Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d)           Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(i) In cash or by certified or bank check or other instrument acceptable to the Committee;

(ii) If permitted by the Committee, in its discretion, in the form of shares of Stock that are not then subject to restrictions and that have been owned by the optionee for a period of at least six months. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iv) By any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e)           Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

(f)           Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other Plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

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(g)           Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

SECTION 6. Restricted Stock Awards.

(a)           Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"), including continued employment and/or achievement of pre-established performance goals and objectives.

(b)           Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c)           Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d)           Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

(e)           Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such preestablished performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

(f)           Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7. Unrestricted Stock Awards.

(a)           Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan ("Unrestricted Stock") at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

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(b)           Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8. Performance Share Awards.

(a)           Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares.

SECTION 9. Stock Appreciation Rights.

The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person (i) alone, or (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto. A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the "Request"), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of Stock and cash, as specified in the Request (but subject to the approval of the Committee in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of (i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised. Notwithstanding the foregoing, the Committee may specify at the time of grant of any Stock Appreciation Right that such Stock Appreciation Right may be exercisable solely for cash and not for Stock.

SECTION 10. Termination of Stock Options and Stock Appreciation Rights.

(a)           Incentive Stock Options:

(i) Termination by Death. If any participant's employment by the Company and its Subsidiaries terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of two (2) years (or such other period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability or Normal Retirement.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one (1) year (or such other period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

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(B) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such other period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C) The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability or Normal Retirement.

(D) Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 10(a)(ii) for the exercise of an Incentive Stock Option shall extend such period for two (2) years from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

(iii) Termination for Cause. If any participant's employment by the Company and its Subsidiaries has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for ninety (90) days (or such other period as the Committee shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b)           Non-Statutory Stock Options and Stock Appreciation Rights. Any Non-Statutory Stock Option or Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 11. Tax Withholding.

(a)           Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b)           Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock owned by the participant for a period of at least six months and with an aggregate Fair Market Value (as of the date the minimum withholding is effected) that would satisfy the withholding amount due.

SECTION 12. Transfer, Leave of Absence, Etc.

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For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13. Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by the directors of the Company, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code.

SECTION 14. Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 15. Change of Control Provisions.

(a)           Upon the occurrence of a Change of Control as defined in this Section 15:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Restricted Stock Award, Performance Share Award or Stock Appreciation Right shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right, effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Committee; or

(iii) each outstanding Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

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(b) "Change of Control" shall mean the occurrence of any one of the following events:

(i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit Plan of the Company, or any Corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

(ii) the stockholders of the Company approve a merger or consolidation of the Company with any other Corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the stockholders of the Company approve a Plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

SECTION 16. General Provisions.

(a)           No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)           Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

(c)           Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 17. Effective Date of Plan.

The Plan shall become effective upon approval by the board of directors of the Company; however, no Incentive Stock Option shall be granted unless and until the Plan is ratified at a meeting of the stockholders of the Company.

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SECTION 18. Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Nevada without regard to its principles of conflicts of laws.

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